UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.           )
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Equinix, Inc.

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Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc., a Delaware corporation (“Equinix”). This year’s meeting will be held exclusively online; we are not holding an in-person meeting. The Annual Meeting will be held on Wednesday, May 13, 2026, at 10:00 a.m. PDT, and login will begin at 9:45 a.m. PDT. We believe in meaningfully engaging with our stockholders and hope this virtual meeting will maximize participation. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting:
www.virtualshareholdermeeting.com/EQIX2026
To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. Please refer to the “Voting Information and Attending the Meeting” section of the proxy statement for more details about attending the Annual Meeting online. Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
Formal rules of conduct and technical support will be available during the virtual Annual Meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
At the Annual Meeting, the following proposals will be considered and voted on, in addition to such other business as may properly come before the meeting or any adjournments or postponements thereof:

TO BE HELD Wednesday, May 13, 2026 10:00 a.m. PDT

VIRTUAL MEETING www.virtualshareholder meeting.com/EQIX2026

ATTENDANCE Whether or not you plan to attend the Annual Meeting, please vote promptly, following the instructions contained in the materials you received.

ITEMS OF BUSINESS

PROPOSAL						BOARD’S RECOMMENDATION	SEE PAGE

1	Election of directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified:					FOR each nominee	7
	Nanci Caldwell Adaire Fox-Martin	Gary Hromadko Rebecca Kujawa	Dr. Yanbing Li Charles Meyers	Thomas Olinger Christopher Paisley	Sandra Rivera Fidelma Russo

2	Approval, by a non-binding advisory vote, of the compensation of our named executive officers					FOR	37

3	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2026					FOR	82

4	Consideration and vote upon a stockholder proposal, if properly presented at the Annual Meeting, related to lowering the stock ownership threshold required to call a special meeting					AGAINST	85

The foregoing items of business are more fully described in the attached proxy statement.
Only stockholders of record at the close of business on Mar. 20, 2026, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
BY ORDER OF THE BOARD OF DIRECTORS,
Charles Meyers
Executive Chairman
Redwood City, California
Apr. 2, 2026

Whether or not you plan to attend the virtual meeting, please vote as soon as possible.

You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by attending the Annual Meeting webcast.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 13, 2026. The proxy statement and annual report to stockholders on Form 10-K are available at: https://investor.equinix.com/news-events/annual-meeting-of-stockholders

VOLUNTARY E-DELIVERY OF PROXY MATERIALS

We encourage our stockholders to enroll in electronic delivery of proxy materials.
Electronic delivery offers immediate and convenient access to proxy statements, annual reports and other investor documents. It also helps us preserve the environment and reduce printing and shipping costs.
Visit proxyvote.com to vote your shares and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Proxy Statement

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 1

Proxy Summary

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Equinix, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held on May 13, 2026, and at any adjournments or postponements of such meeting. These proxy materials were first sent on or about Apr. 2, 2026, to stockholders entitled to vote at the Annual Meeting. This summary highlights some of the topics discussed in this proxy statement. It does not cover all the information you should consider before voting, and you are encouraged to read the entire proxy statement before casting your vote.
General information

WHEN Wednesday, May 13, 2026 10:00 a.m. PDT	VIRTUAL LOCATION Visit: www.virtualshareholdermeeting.com/EQIX2026	RECORD DATE Mar. 20, 2026

CORPORATE INFORMATION		EQUINIX WEBSITES
Stock Symbol EQIX	Registrar & Transfer Agent Computershare
CORPORATE WEBSITE
Equinix.com
INVESTOR RELATIONS
investor.equinix.com
2026 ANNUAL MEETING MATERIALS
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
PUBLIC POLICY ACTIVITIES
https://investor.equinix.com/board-governance/public-policy-activities

Stock Exchange Nasdaq	State of Incorporation Delaware

Common Stock Outstanding As of Mar. 20, 2026 98,623,487 shares	Year of Incorporation 1998

Public Company Since 2000

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 2
Voting
Have your proxy card or voting instruction form in hand when voting by telephone or online. When voting, you will need to enter the unique 16-digit voter control number imprinted on the card or instruction form.

	REGISTERED HOLDERS (shares are registered in your own name)	BENEFICIAL OWNERS (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)

BY MOBILE DEVICE	Scan the QR code provided on your proxy card	Scan the QR code if one is provided by your broker, bank or other nominee

BY INTERNET	Vote your shares online 24/7 at proxyvote.com	Vote your shares online 24/7 if a website is provided by your broker, bank or other nominee

BY TELEPHONE	Call toll-free 24/7 in the U.S., U.S. territories and Canada 1-800-690-6903	Call the toll-free number provided on your voting information form 24/7

BY MAIL	Complete, date, sign and return your proxy card in the postage-paid envelope	Complete, date, sign and return your voting information form

Items to be voted on and our Board’s recommendation

PROPOSAL		BOARD’S RECOMMENDATION	SEE PAGE

1	DIRECTORS: Election of directors	FOR each nominee	7
2	COMPENSATION: Advisory vote to approve named executive officer compensation	FOR	37
3	AUDIT: Ratification of independent registered public accountants	FOR	82
4	STOCKHOLDER PROPOSAL: Stockholder proposal related to lowering the stock ownership threshold required to call a special meeting	AGAINST	85

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 3
Governance
Our Board of Director Nominees: 10

NANCI CALDWELL, AGE 68 (Independent Director)	CHARLES MEYERS, AGE 60 (Executive Chairman)

Since: 2015 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation	Since: 2018 COMMITTEE: •None

ADAIRE FOX-MARTIN, AGE 61 (Chief Executive Officer and President)	THOMAS OLINGER, AGE 59 (Independent Director)

Since: 2020 COMMITTEE: •Stock Award	Since: 2023 COMMITTEES: •Audit •Finance •Growth Capital •Nominating and Governance

GARY HROMADKO, AGE 73 (Independent Director)	CHRISTOPHER PAISLEY, AGE 73 (Lead Independent Director)

Since: 2003 COMMITTEES: •Finance •Growth Capital •Technology and Strategy	Since: 2007 COMMITTEES: •Audit •Finance •Growth Capital

REBECCA KUJAWA, AGE 50 (Independent Director)	SANDRA RIVERA, AGE 61 (Independent Director)

Since: 2025 COMMITTEES: •Audit •Nominating and Governance	Since: 2019 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation •Technology and Strategy •Stock Award

YANBING LI, AGE 56 (Independent Director)	FIDELMA RUSSO, AGE 62 (Independent Director)

Since: 2025 COMMITTEES: •Talent, Culture and Compensation •Technology and Strategy	Since: 2022 COMMITTEES: •Nominating and Governance •Technology and Strategy

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 4
Performance and compensation highlights
Board Engagement

Average Attendance at Board and Committee Meetings

9 Board Meetings in 2025	2025 Board Committees*	2025 Meetings

	•Audit	9
	•Finance	5
	•Nominating and Governance	4
	•Real Estate	5
	•Stock Award**	0
	•Talent, Culture and Compensation	4

	*As described elsewhere in this proxy statement, the Board approved certain changes to its committee structure in Mar. 2026. **Typically acts by written consent.
Corporate Governance Best Practices

1 YEAR Director Term	Majority Director Election Standard	No Supermajority Voting Requirements	No Stockholder Rights Plan

Stockholders Right to Call Special Meetings	Stockholders Right to Act by Written Consent	Stockholders Proxy Access Rights	Corporate Governance Materials

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 5
Compensation Best Practices and Highlights

Percentage of 2025 Performance-Based Incentives: 100% of Annual and 67% of Long Term	Stock Ownership Guidelines	Policy Prohibiting Hedging and Limiting Pledging	Recoupment Policy

Company Performance Underlying Incentive Awards

REVENUES (in millions) +5%

AFFO +12%	AFFO(1)/Share +9%

STOCK PRICE PERFORMANCE(2) +19%

Reinvested Dividends $48.34 End Price $751.86

(1)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(2)For purposes of calculating relative total stockholder return (“TSR”) under the 2023 TSR Awards, as described in detail below, stock price performance from Jan. 1, 2023, to Dec. 31, 2025, including reinvested dividends of $48.34. Calculated using the 30-day trading average for EQIX on Jan. 1, 2023, and Dec. 31, 2025, the start and end of the performance period.

EQUINIX 2026 PROXY STATEMENT	Proxy Summary / 6
2025 Executive Compensation Mix(1)(2)(3)(4)

Chief Executive Officer

	At-Risk 95%

Cash 4%	Equity 95%

4%	8%	59%	29%

Base Salary	Annual Incentives	PSUs	RSUs

	Performance Based 67%

Average - Named Executive Officers

	At-Risk 92%

Cash 8%	Equity 92%

8%	8%	57%	28%

Base Salary	Annual Incentives	PSUs	RSUs

	Performance Based 65%

(1)Average - Named Executive Officers chart includes Mr. Taylor, Mr. Abdel, Mr. Lin, and Mr. Paladin. CEO chart includes only Ms. Fox-Martin.
(2)Represents annual base salaries (as of year end), target annual incentive awards, and target annual long-term incentive opportunities for the 2025 performance period. Excludes one-time new hire related compensation and stock grant offered to Mr. Paladin upon commencement of employment.
(3)Annual incentives were paid in immediately vested RSUs in 2026.
(4)Percentages may not sum to 100% due to rounding.

EQUINIX 2026 PROXY STATEMENT	Governance / 7

Governance

Proposal 1 — Election of directors
All directors will be elected at the Annual Meeting to serve for a term expiring at the next annual meeting of stockholders and until their successor is elected, or until the director’s death, resignation or removal. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 10 persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Board. Each of our director nominees currently serves on the Board, and all were elected to a one-year term at the 2025 annual stockholders’ meeting, with the exceptions of Dr. Li, who was elected in Aug. 2025, and Ms. Kujawa, who was elected in Nov. 2025.
Each person nominated for election has agreed to serve if elected, and our Board has no reason to believe that any nominee will be unable to serve.
The 10 directors who are being nominated for election by the holders of common stock to the Board; their ages as of Mar. 20, 2026; their positions and offices held with Equinix; and certain biographical information, including directorships held with other public companies during the past five years, are set forth below. In addition, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director of Equinix.

The Board recommends that you vote “FOR” the election of each of the following nominees.

EQUINIX 2026 PROXY STATEMENT	Governance / 8
Director nominees

NANCI CALDWELL	Independent Director / Since December 2015

AGE: 68 COMMITTEES: •Nominating and Governance •Talent, Culture and Compensation
CURRENT ROLE
•Corporate Director (since 2005)
PRIOR BUSINESS EXPERIENCE
•Executive Vice President and Chief Marketing Officer, PeopleSoft (2001-2004)
•Various senior and executive sales and marketing roles in Canada and the U.S., Hewlett-Packard (1982-2001)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Procore Technologies, Inc.
PAST PUBLIC COMPANY BOARDS
•CIBC
•Citrix Systems
•Donnelley Financial Solutions
SKILLS & EXPERTISE •Relevant Technology Depth and Customer Perspective •Executive Leadership •M&A •Global Experience / Perspective •Go-To-Market •Human Capital

ADAIRE FOX-MARTIN	Director / Since January 2020

AGE: 61 COMMITTEE: •Stock Award
CURRENT ROLE
•Chief Executive Officer and President, Equinix (since 2024)
PRIOR BUSINESS EXPERIENCE
•President, Google Cloud Go to Market (2023-2024) and Head of Google Ireland (2021-2024)
•President, Google Cloud International (2022-2023)
•President, Google Cloud EMEA (2021-2022)
•Various roles, SAP (2008-2021), including Executive Board member of Global Customer Operations, President, Chief Operating Officer, SVP Industry Business Solutions, and Vice President Public Sector
•Various management roles, Oracle Corporation (1989-2007), the most recent being Vice President Government Education and Healthcare
PAST PUBLIC COMPANY BOARDS
•SAP SE

SKILLS & EXPERTISE
•Data Center / Digital Infrastructure
•Relevant Technology Depth and Customer Perspective
•Cloud / XaaS Experience
•Executive Leadership
•Global Experience / Perspective
•Go-To-Market
•Product / Platform Management / Software Development
•Government / Public Policy / Regulatory
•Human Capital

EQUINIX 2026 PROXY STATEMENT	Governance / 9

GARY HROMADKO	Independent Director / Since June 2003

AGE: 73 COMMITTEES: •Finance •Growth Capital •Technology and Strategy	CURRENT ROLE •Private Investor PRIOR BUSINESS EXPERIENCE •Venture Partner, Crosslink Capital, a venture capital firm (2002-2017) PAST PUBLIC COMPANY BOARDS •Carbonite
SKILLS & EXPERTISE
•Data Center / Digital Infrastructure
•Relevant Technology Depth and Customer Perspective
•Cloud / XaaS Experience
•Finance, Capital Markets & Accounting
•M&A
•Product / Platform Management / Software Development

REBECCA KUJAWA	Independent Director / Since November 2025

AGE: 50 COMMITTEES: •Audit •Nominating and Governance
CURRENT ROLE
•Founder and CEO, Zerra Partners (Aug. 2025-Present)
PRIOR BUSINESS EXPERIENCE
•President and CEO, NextEra Energy Resources (Feb. 2022-May 2025)
•Executive Vice President, Finance and Chief Financial Officer, NextEra Energy, Inc. (Mar. 2019-Feb. 2022)
•Various management roles, NextEra Energy Resources (Feb. 2007-Feb. 2019), the most recent being Vice President Business Management
PAST PUBLIC COMPANY BOARDS
•XPLR Infrastructure
SKILLS & EXPERTISE •Energy •Executive Leadership •Finance, Capital Markets & Accounting •M&A •Government / Public Policy / Regulatory •Digital Transformation & AI •Human Capital

EQUINIX 2026 PROXY STATEMENT	Governance / 10

YANBING LI	Independent Director / Since August 2025

AGE: 56 COMMITTEES: •Talent, Culture and Compensation •Technology and Strategy
CURRENT ROLE
•Chief Product Officer, Datadog (Aug. 2024-Present)
•Limited Partner, Operative Collective (May 2019-Present)
PRIOR BUSINESS EXPERIENCE
•Senior Vice President of Engineering, Aurora (July 2021-Aug. 2024)
•VP of Engineering and Product, Google Cloud, Google (June 2019-July 2021)
•Various management roles, VMware (2008-2019), the most recent being Senior VP and GM, Storage and Availability BU
PAST PUBLIC COMPANY BOARDS
•Neophotonics

SKILLS & EXPERTISE
•Data Center / Digital Infrastructure
•Relevant Technology Depth and Customer Perspective
•Cloud / XaaS Experience
•Executive Leadership
•M&A
•Global Experience / Perspective
•Go-To-Market
•Product / Platform Management / Software Development
•Digital Transformation & AI
•Cybersecurity
•Human Capital

CHARLES MEYERS	Director / Since September 2018

AGE: 60
CURRENT ROLE
•Executive Chairman, Equinix (since 2024)
PRIOR BUSINESS EXPERIENCE
•Chief Executive Officer and President, Equinix (2018-2024)
•President, Strategy, Services and Innovation, Equinix (2017-2018)
•Chief Operating Officer, Equinix (2013-2017)
•President, Equinix Americas (2010-2013)
•Various positions, including Group President of Messaging and Mobile Media, and Product Group Executive for the Security and Communications portfolio, VeriSign, an internet security company now part of Symantec (2006-2010)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Fastly
SKILLS & EXPERTISE •Data Center / Digital Infrastructure •Relevant Technology Depth and Customer Perspective •Executive Leadership •M&A •Global Experience / Perspective •Human Capital

EQUINIX 2026 PROXY STATEMENT	Governance / 11

THOMAS OLINGER	Independent Director / Since January 2023

AGE: 59 COMMITTEES: •Audit •Finance •Growth Capital •Nominating and Governance
CURRENT ROLE
•Corporate Director (since 2022)
PRIOR BUSINESS EXPERIENCE
•Chief Financial Officer, Prologis (2012-2022)
•Chief Integration Officer, Prologis (2011-2012)
•Chief Financial Officer, AMB (2007-2011) now a part of Prologis
•Vice President, Corporate Controller, Oracle (2002-2007)
•Audit Partner, Arthur Anderson & Co. (1988-2002)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•American Assets Trust
SKILLS & EXPERTISE •REITs / Real Estate Development •Executive Leadership •Finance, Capital Markets & Accounting •M&A •Global Experience / Perspective •Human Capital

CHRISTOPHER PAISLEY	Independent Director / Since July 2007 Lead Independent Director / Since February 2012

AGE: 73 COMMITTEES: •Audit •Finance •Growth Capital
CURRENT ROLE
•Dean’s Executive Professor of Accounting, Leavey School of Business at Santa Clara University (since 2001)
PRIOR BUSINESS EXPERIENCE
•Chief Financial Officer, Enterprise 4.0 Technology Acquisition Corporation (2021-2023)
•Senior Vice President of Finance and Chief Financial Officer, 3Com (1985-2000)
CURRENT PUBLIC COMPANY BOARDS
(in addition to Equinix)
•Ambarella
•Fastly
PAST PUBLIC COMPANY BOARDS
•Enterprise 4.0 Technology Acquisition Corporation
•Fitbit
•Fortinet
SKILLS & EXPERTISE •Executive Leadership •Finance, Capital Markets & Accounting •M&A •Global Experience / Perspective •Human Capital

EQUINIX 2026 PROXY STATEMENT	Governance / 12

SANDRA RIVERA	Independent Director / Since October 2019

AGE: 61 COMMITTEES: •Nominating and Governance •Stock Award •Talent, Culture and Compensation •Technology and Strategy
CURRENT ROLE
•Corporate Director (since 2025)
PRIOR BUSINESS EXPERIENCE
•Chief Executive Officer, Altera, an Intel Corporation (2024-2025)
•Various roles, Intel Corporation (2000-2023), including leading the Network Platforms Group, Chief People Officer and most recently as Executive Vice President and General Manager of Data Center and AI Group
•General Manager of CTI division, Catalyst Telecom (1998-2000)
•Co-Founder and President, The CTI Authority (1996-1998)

SKILLS & EXPERTISE
•Data Center / Digital Infrastructure
•Relevant Technology Depth and Customer Perspective
•Cloud / XaaS Experience
•Executive Leadership
•M&A
•Global Experience / Perspective
•Go-To-Market
•Product / Platform Management / Software Development
•Digital Transformation & AI
•Human Capital

FIDELMA RUSSO	Independent Director / Since June 2022

AGE: 62 COMMITTEES: •Nominating and Governance •Technology and Strategy
CURRENT ROLE
•Executive Vice President and General Manager of Hybrid Cloud (since 2023) and Chief Technology Officer (since 2021), Hewlett Packard Enterprise (HPE)
PRIOR BUSINESS EXPERIENCE
•Senior Vice President and General Manager of the Cloud Services Business Unit, VMware (2020-2021)
•Various senior leadership roles, Iron Mountain, Inc. (2017-2020), including Chief Technology Officer and Executive Vice President
PAST PUBLIC COMPANY BOARDS
•SBA Communications

SKILLS & EXPERTISE
•Data Center / Digital Infrastructure
•Relevant Technology Depth and Customer Perspective
•Cloud / XaaS Experience
•Executive Leadership
•M&A
•Global Experience / Perspective
•Go-To-Market
•Product / Platform Management / Software Development
•Digital Transformation & AI
•Cybersecurity
•Human Capital

EQUINIX 2026 PROXY STATEMENT	Governance / 13
Board composition
DIRECTOR SKILLS AND EXPERIENCE
Equinix shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI-quickly, efficiently and everywhere.
Companies today require an agile, resilient infrastructure to thrive in a digital world driven by data. Equinix provides interconnection-rich solutions and strategic expertise that empower the world’s businesses to scale securely, operate seamlessly and innovate with confidence.
We enable our customers to access all the right places, partners and possibilities they need to accelerate their competitive advantage. With Equinix, organizations can develop robust hybrid multicloud infrastructures to scale with agility, speed the launch of digital services and deliver world-class experiences.
In addition, we have elected to operate as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Qualification for taxation as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) to our operations and meeting recurring dividend obligations. And as innovation accelerates, so does the demand for resources to fuel our evolving digital world.
We look to our Board to help us meet this moment.
In evaluating potential nominees for Board membership, the Board’s Nominating and Governance Committee considers qualification criteria such as independence, character, ability to exercise sound judgment, demonstrated leadership ability, educational background and experience.
The Nominating and Governance Committee also evaluates the necessary experiences, skills and characteristics needed in a Board member, while considering the current overall Board composition, in order to meet the current and anticipated needs of the Board and of Equinix as a whole.
Listed below are the skills and experience, in the categories of industry experience and functional expertise, that we currently consider most valuable for our Board:
Industry Experience
•Data Center/Digital Infrastructure
In-depth knowledge of digital infrastructure and data center operations, including industry trends, emerging technologies and market dynamics. An understanding of how digital ecosystems are built, maintained and scaled in a globally connected environment.
•Relevant Tech Depth and Customer Perspective
Comprehensive understanding of technologies and the ability to anticipate and interpret evolving customer needs, informed by direct experience in implementing or advising on technology-driven business change.
•Cloud/XaaS Experience
Deep familiarity with cloud computing models and XaaS solutions, including their impact on enterprise IT strategies and digital transformation. Knowledge of cloud-first architectures, service delivery models and the evolving demands of customers operating in cloud-centric environments.
•REITs/Real Estate Development
Expertise in REIT operations, compliance, and tax considerations, combined with experience in real estate development, portfolio management and strategic transactions such as acquisitions and divestitures. This includes managing large-scale, long-term investments across diverse geographies and market conditions.
•Energy
Deep understanding of the energy sector, including energy procurement, energy generation and transmission, grid infrastructure, and trends in renewable and sustainable energy solutions.

EQUINIX 2026 PROXY STATEMENT	Governance / 14
Functional Expertise
•Executive Leadership
Operating experience at large-scale and complex businesses.
•Finance, Capital Markets & Accounting
Proficiency in financial reporting, public accounting and audit oversight, including a thorough understanding of regulatory standards and disclosure requirements. This expertise also encompasses strategic financial management, capital allocation, and investment decision-making to support sound fiscal governance. Strong understanding of debt and equity financing, including experience with capital-raising strategies and market dynamics.
•M&A
Extensive experience in identifying, evaluating and executing mergers, acquisitions and strategic investments, including cross-border transactions. This skill set also includes proficiency in post-acquisition integration and value realization, supporting effective growth and market expansion strategies.
•Global Experience/Perspective
Extensive experience operating across international markets, including direct exposure to diverse business environments, regulatory landscapes and cultural contexts.
•Go-To-Market
Specialized knowledge in driving revenue growth through direct sales, channel partnerships and market expansion strategies. This includes experience in sales leadership, brand positioning and integrated marketing initiatives aimed at enhancing market presence and customer engagement.
•Product/Platform Management/Software Development
The strategic oversight and execution of digital product and technology platform life cycles, encompassing the alignment of product vision with enterprise objectives, governance of cross- functional development teams and delivery of scalable, secure and high-impact software solutions.
•Government/Public Policy/Regulatory
In-depth knowledge of governmental processes, public policy development and regulatory compliance across jurisdictions. This includes experience engaging with policymakers and navigating legal frameworks.
•Digital Transformation & AI
Extensive experience leading or advising on enterprise-wide digital transformation initiatives, including the deployment of advanced technologies such as AI, machine learning and automation.
•Cybersecurity
Comprehensive knowledge of cybersecurity principles, threat landscapes and risk mitigation strategies. This includes experience in safeguarding digital assets, ensuring data privacy and implementing governance frameworks to protect critical infrastructure and maintain regulatory compliance in a rapidly evolving digital environment.
•Human Capital
Proficiency in strategies related to talent acquisition, development, retention and organizational culture. This includes experience in building inclusive workplaces, fostering employee engagement and aligning workforce planning with long-term business goals to support sustained performance and innovation.

EQUINIX 2026 PROXY STATEMENT	Governance / 15
Below we have provided information in matrix form concerning the particular skills and experience that we consider our nominees bring to the Board. The directors’ biographies also reflect these skills from their experiences and qualifications.

Board of Directors

	Nanci Caldwell	Adaire Fox-Martin	Gary Hromadko	Rebecca Kujawa	Yanbing Li	Charles Meyers	Thomas Olinger	Chris Paisley	Sandra Rivera	Fidelma Russo

Skills & Experience
Industry Experience
Data Center/Digital Infrastructure		✓	✓		✓	✓			✓	✓
Relevant Technology Depth and Customer Perspective	✓	✓	✓		✓	✓			✓	✓
Cloud/XaaS Experience		✓	✓		✓				✓	✓
REITs/Real Estate Development							✓
Energy				✓
Functional Expertise
Executive Leadership	✓	✓		✓	✓	✓	✓	✓	✓	✓
Finance, Capital Markets & Accounting			✓	✓			✓	✓
M&A	✓		✓	✓	✓	✓	✓	✓	✓	✓
Global Experience/Perspective	✓	✓			✓	✓	✓	✓	✓	✓
Go-To-Market	✓	✓			✓				✓	✓
Product/Platform Management/Software Development		✓	✓		✓				✓	✓
Government/Public Policy/Regulatory		✓		✓
Digital Transformation & AI				✓	✓				✓	✓
Cybersecurity					✓					✓
Human Capital	✓	✓		✓	✓	✓	✓	✓	✓	✓

EQUINIX 2026 PROXY STATEMENT	Governance / 16
Our Board values and appreciates both the new ideas, perspectives and skills that newer directors bring to the Board, and the knowledge and experience gained over multiple years with Equinix that are brought to our Board by our longer-tenured directors. The Board believes that a mix of tenures provides optimum oversight. The average tenure of our Board nominees as of the record date is 7.99 years.
In addition, the Nominating and Governance Committee and the Board seek new Board members with experience relevant to our industry and current strategy. For example, in 2025, the additions of Ms. Kujawa and and Dr. Li were designed to bring energy and product development expertise to our Board, respectively, both considered to be priority skill additions. The skills matrix is a tool for the Nominating and Governance Committee to identify potential skill gaps and prioritize skill sets to consider adding to the Board.
While our Equinix, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (the “Corporate Governance Guidelines”) do not limit the number of terms for which an individual may serve as a director, they do provide for, as an alternative to a term limit, a mandatory retirement age of 75. Our Board will continue to consider new Board members in light of all the factors above.

BOARD SIZE
Equinix’s Board currently consists of 10 directors, and 10 directors are standing for reelection. Equinix’s bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at 10.
Thus, there will not be any vacant seats on Equinix’s Board following the Annual Meeting. Proxies cannot be voted for a greater number of nominees than are named.

MAJORITY VOTE STANDARD
Our bylaws provide that a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested director elections (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, the director shall immediately tender their resignation to the Board. The Nominating and Governance Committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation within 90 days following certification of the election results. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board may fill the resulting vacancy or may decrease the size of the Board.

DIRECTOR INDEPENDENCE
Eight of the Board’s 10 nominees are independent as such term is defined under the rules of the SEC and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).
The Board has determined that all the Equinix director nominees are independent under such standards, except for Mr. Meyers, Equinix’s Executive Chairman, and Ms. Fox-Martin, Equinix’s Chief Executive Officer and President.

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NOMINATION OF DIRECTORS
The Nominating and Governance Committee of the Board operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. In addition to our Board candidates and incumbent nominees having the specific skills and experience identified above as valuable, the Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements, having high moral character, and having business experience relevant to Equinix.
The Nominating and Governance Committee’s process for identifying and evaluating nominees is as follows. In the case of incumbent directors whose annual terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to Equinix during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Equinix during their term. In the case of new director candidates, the Nominating and Governance Committee first determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon the Corporate Governance Guidelines, the rules and regulations of the SEC, the rules of Nasdaq, and the advice of counsel, if necessary. The Nominating and Governance Committee may then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and
Governance Committee will then meet to discuss and consider such candidates’ qualifications and choose candidate(s) for recommendation to the Board. The Nominating and Governance Committee will consider candidates recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Nominating and Governance Committee may do so in writing to the corporate secretary of Equinix and by providing the candidate’s name, biographical data and qualifications. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.
Our bylaws provide for proxy access for director nominations by stockholders (the “Proxy Access Bylaw”). Under the Proxy Access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of Equinix’s outstanding common shares continuously for at least three years, may nominate and include in Equinix’s annual meeting proxy materials for director nominees, up to a total number not to exceed the greater of 20% of the directors then serving on the Board or two directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the Proxy Access Bylaw. A more detailed description of the functions of the Nominating and Governance Committee can be found in the Nominating and Governance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com.

Board operations
BOARD LEADERSHIP STRUCTURE
In 2024, as part of a planned succession process, Mr. Meyers stepped down from his role of Chief Executive Officer and President and became Executive Chairman of the Board. On the same date, Ms. Fox-Martin became Equinix’s Chief Executive Officer and President. Our Chief Executive Officer is responsible for the day-to-day leadership of Equinix and its performance, and for setting the strategic direction of Equinix. Mr. Meyers, with his depth of experience and history with Equinix dating back to 2010, provides support and guidance to management and to Ms. Fox-Martin as Executive Chairman. He also provides leadership to the Board and works with the Board to define its structure and activities needed to fulfill its responsibilities, facilitates communication among directors and between directors and senior management, provides input to the agenda for Board meetings, works to provide an appropriate information flow to the Board, and presides over meetings of the full Board. Thus, while our Chief Executive Officer is positioned as the leader of Equinix and is free to focus on day-to-day challenges, our Board also has a strong leader with deep knowledge of Equinix in Mr. Meyers. We believe this structure is best for both Equinix and our stockholders.

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In Feb. 2012, Mr. Paisley was designated by the Board as its Lead Independent Director. In this role, Mr. Paisley’s duties may include presiding at all meetings of the Board at which the Executive Chairman is not present; calling and chairing all sessions of the independent directors; preparing the agenda and approving materials for meetings of the independent directors; briefing management directors about the results of deliberations among independent directors; consulting with the Executive Chairman regarding agendas, pre-read materials and proposed meeting calendars and schedules; collaborating with the Executive Chairman and acting as liaison between the Executive Chairman and the independent directors; and serving as the Board’s liaison for consultation and communication with stockholders as appropriate, including on request of major stockholders. In addition, the number of independent directors on our Board and our committee structure provide additional independent oversight of Equinix. With the exception of the Stock Award Committee, all committees consist entirely of independent directors. Our independent directors regularly hold private sessions and have direct access to management. A self-assessment of the Board is also conducted annually, at which time each member is free to evaluate and comment as to whether they feel this leadership structure continues to be appropriate.

DIRECTOR ATTENDANCE
During the fiscal year ended Dec. 31, 2025, the Board held nine meetings, and our committees cumulatively held 27 meetings. For the fiscal year, each of the incumbent directors attended or participated in at least 92% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which each such director served. In the event any director missed a meeting, that individual would separately discuss material items with Mr. Meyers or Ms. Fox-Martin.

BOARD COMMITTEES
Until Mar. 2026, the Board had six standing committees: the Audit Committee; the Finance Committee; the Nominating and Governance Committee; the Real Estate Committee; the Talent, Culture and Compensation Committee; and the Stock
Award Committee. In Mar. 2026, a Technology and Strategy Committee was formed, and the Real Estate Committee took on expanded scope and was renamed the Growth Capital Committee. Special committees may also be formed from time to time.

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The following table provides membership information for the incumbent directors for the standing committees of the Board for fiscal 2025:

Committees
Director	Independent	Financial Expert	Audit	Finance	Nominating and Governance	Real Estate	Stock Award	Talent, Culture and Compensation

Nanci Caldwell	✓
Adaire Fox-Martin
Gary Hromadko	✓
Rebecca Kujawa(1)	✓
Yanbing Li(2)	✓
Charles Meyers
Thomas Olinger	✓
Christopher Paisley	✓
Sandra Rivera	✓
Fidelma Russo	✓
Meetings in 2025	Board: 9		9	5	4	5	0	4

Chairperson	Committee Member	Executive Chairman	Lead Independent Director	Audit Committee Financial Expert
(1)Ms. Kujawa joined the Audit Committee in Nov. 2025
(2)Dr. Li joined the Talent, Culture and Compensation Committee in Aug. 2025.

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The following table provides current membership information for the incumbent directors for the standing committees of the Board, reflecting the committee changes referenced above, in addition to refreshment in committee membership and leadership approved by the Board in Mar. 2026:

Committees
Director	Independent	Financial Expert	Audit	Finance	Growth Capital	Nominating and Governance	Stock Award	Talent, Culture and Compensation	Technology and Strategy

Nanci Caldwell	✓
Adaire Fox-Martin
Gary Hromadko	✓
Rebecca Kujawa	✓
Yanbing Li	✓
Charles Meyers
Thomas Olinger	✓
Christopher Paisley	✓
Sandra Rivera	✓
Fidelma Russo	✓

Chairperson	Committee Member	Executive Chairman	Lead Independent Director	Audit Committee Financial Expert

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AUDIT COMMITTEE	Members: Ms. Kujawa, Mr. Olinger and Mr. Paisley

COMMITTEE CHAIR: Rebecca Kujawa
A detailed description of the Audit Committee can be found in the section titled, “Report of the Audit Committee of the Board of Directors,” elsewhere in this proxy statement, and the Audit Committee Charter is published in the board & governance section of Equinix’s website at Equinix.com.

In 2025, Mr. Paisley was chairperson of the Audit Committee, and Ms. Russo was a member. As of Mar. 2026, Ms. Kujawa became chairperson of the Audit Committee, and Ms. Russo left the committee in order to chair the Board’s newly formed Technology and Strategy Committee. Ms. Kujawa, Mr. Olinger, and Mr. Paisley are all considered financial experts. During the fiscal year ended Dec. 31, 2025, the Audit Committee held nine meetings.

FINANCE COMMITTEE	Members: Mr. Olinger, Mr. Hromadko and Mr. Paisley

COMMITTEE CHAIR: Tom Olinger
The Finance Committee was established to assist the Board in fulfilling its responsibilities across the principal areas of corporate finance for Equinix. The Finance Committee provides oversight and assistance to management in considering such matters as Equinix’s balance sheet, capital planning, cash flow, financing needs, use of hedges and Equinix’s credit ratings agency strategy and discussions with such agencies. The Board has also delegated to the Finance Committee oversight of specific financing transactions.

A more detailed description of the functions of the Finance Committee can be found in the Finance Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com. In 2025, Mr. Hromadko was chairperson of the Finance Committee. As of Mar. 2026, Mr. Olinger became chairperson. During the fiscal year ended Dec. 31, 2025, the Finance Committee held five meetings.

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GROWTH CAPITAL COMMITTEE (FORMERLY REAL ESTATE COMMITTEE)	Members: Mr. Olinger, Mr. Hromadko and Mr. Paisley

COMMITTEE CHAIR: Tom Olinger
Previously, the Real Estate Committee provided strategic oversight and guidance on capital expenditures in connection with real estate development, expansion or acquisition within parameters set by the full Board. In Mar. 2026, this committee’s mandate was expanded to include oversight and approval of growth capital matters more broadly, including merger and acquisition transactions, strategic transactions, and investment activity, in addition to real estate expansion. As a result, it was renamed to Growth Capital Committee.

A more detailed description of the functions of the Growth Capital Committee can be found in the Growth Capital Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Real Estate Committee in 2025 were Mr. Hromadko, Mr. Olinger and Mr. Paisley, and Mr. Hromadko was chairperson of the Real Estate Committee. During the fiscal year ended Dec. 31, 2025, the Real Estate Committee held five meetings. Going forward, the Growth Capital Committee will be chaired by Mr. Olinger.

NOMINATING AND GOVERNANCE COMMITTEE	Members: Ms. Caldwell, Ms. Kujawa, Mr. Olinger, Ms. Rivera and Ms. Russo

COMMITTEE CHAIR: Nanci Caldwell
The Nominating and Governance Committee was established to (i) identify individuals qualified to become members of the Board, and select the director nominees for the next annual meeting of stockholders; (ii) review and consider developments in corporate governance practices and to recommend to the Board effective corporate governance policies and procedures applicable to the company; (iii) review and consider developments related to the company’s Governance, Risk and Compliance program (the “GRC Program”) and to report to the Board on GRC Program activities and recommendations; (iv) receive periodic reports from the company’s compliance office; (v) oversee compliance with the company’s Code of Business Conduct; (vi) review and consider developments in corporate responsibility and report to the Board on activities and recommendations; (vii) provide oversight of the company’s public policy activities; and (viii) oversee the evaluation of the Board. While the Nominating and Governance Committee previously had oversight of cybersecurity, that responsibility was moved to the newly formed Technology and Strategy Committee in Mar. 2026.

A more detailed description of the functions of the Nominating and Governance Committee can be found in the Nominating and Governance Committee Charter, published in the board & governance section of Equinix’s website at Equinix.com. The members of the Nominating and Governance Committee in 2025 were Ms. Caldwell, Mr. Hromadko and Mr. Paisley. Ms. Caldwell is chairperson of the Nominating and Governance Committee. As of Mar. 2026, the members became Ms. Caldwell, Ms. Kujawa, Mr. Olinger, Ms. Rivera and Ms. Russo. During the fiscal year ended Dec. 31, 2025, the Nominating and Governance Committee held four meetings.

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STOCK AWARD COMMITTEE		Members: Ms. Fox-Martin and Ms. Rivera

This committee does not have a chair.	The Stock Award Committee has the authority to approve the grant of stock awards to non-Section 16 officer employees and other individuals.	In 2025, the members of the Stock Award Committee were Ms. Fox-Martin and Ms. Rivera. The Stock Award Committee typically does not hold meetings but acts by written consent.

TALENT, CULTURE AND COMPENSATION COMMITTEE	Members: Ms. Rivera, Ms. Caldwell and Dr. Li

COMMITTEE CHAIR: Sandra Rivera
The Talent, Culture and Compensation Committee provides oversight of human capital management at Equinix, including our strategies to attract, develop and retain talent at all levels; cultivate an engaged employee base; make our culture a competitive advantage; and promote workforce belonging for all. The Talent, Culture and Compensation Committee also oversees succession planning for the Chief Executive Officer and select senior leaders. In addition, it oversees, reviews and administers all of Equinix’s compensation, equity and employee benefit plans and programs relating to executive officers, including the named executive officers; approves the global guidelines for the compensation program for Equinix’s non-executive employees; and approves Equinix’s projected global equity usage.

The Talent, Culture and Compensation Committee also acts periodically to evaluate the effectiveness of the compensation programs at Equinix and considers recommendations from its consultant, Compensia, Inc. (“Compensia”), and from management regarding new compensation programs and changes to those already in existence. The Talent, Culture and Compensation Committee is also consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly, or to approve executive severance arrangements. A more detailed description of the functions of the Talent, Culture and Compensation Committee can be found in the Talent, Culture and Compensation Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com and in the “Compensation discussion and analysis” section below. During the fiscal year ended Dec. 31, 2025, the Talent, Culture and Compensation Committee held four meetings.

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TECHNOLOGY AND STRATEGY COMMITTEE	Members: Ms. Russo, Mr. Hromadko, Dr. Li and Ms. Rivera

COMMITTEE CHAIR: Fidelma Russo
The Technology and Strategy Committee was established in Mar. 2026 to evaluate emerging technologies and global digital infrastructure trends for their impact on the Equinix business model and competitive differentiation, oversee Equinix’s technology and innovation strategy, including both customer-facing product evolution and internal digital transformation, and provide guidance on the strategic allocation of resources toward innovation, particularly in light of rapid advancements in Artificial Intelligence.

A more detailed description of the functions of the Technology and Strategy Committee can be found in the Technology and Strategy Committee Charter, published on the board & governance section of Equinix’s website at Equinix.com. As noted, this committee is newly established and did not hold meetings in 2025.

BOARD RISK OVERSIGHT
Our Board’s oversight of risk management is designed to support the achievement of organizational objectives, including strategic objectives, to improve Equinix’s long-term organizational performance and to enhance stockholder value. The involvement of the full Board in setting Equinix’s business strategy is a key part of its assessment of what risks Equinix faces, what steps management is taking to manage those risks, and what constitutes an appropriate level of risk for Equinix. The Board typically holds a meeting annually focused solely on strategy, to set the stage for the planning and development of Equinix’s operating plan for the coming year. In June 2025, the Board held a two-day strategy meeting with senior management to discuss strategies, key challenges, and risks and opportunities for Equinix. Our senior management attends the quarterly Board meetings, presents to the Board on strategic and other matters, and is available to address any questions or concerns raised about risk management-related issues, or any other matters. Board members also have access to senior management between regularly scheduled Board meetings for any information requests or issues they would like to discuss.
The foundation of risk oversight at Equinix is our Governance, Risk and Compliance (“GRC”) Program, overseen by the Nominating and Governance Committee of our Board. A key component of the GRC Program is our Enterprise Risk Management (“ERM”) process, including the ERM team, the Emerging Risk team and our Governance, Risk and Compliance Committee (“GRCC”). ERM at Equinix focuses on the identification, assessment, management, monitoring and reporting of key business risks. Risk identification involves periodic risk surveys and/or risk interviews with key business process owners and executives to identify key strategic, operational, financial, regulatory, compliance and external risks at the enterprise level. The Emerging Risk team, comprised of business leaders representing a majority of business functions at Equinix, meets monthly to identify fast-moving, potentially impactful risks. The GRCC then considers which enterprise or emerging risks to elevate for consideration by our executive team, and subsequently our Board. Risk owners gather, evaluate, and prioritize risk information through the completion of a risk assessment and creation of a risk profile document. Top risks are evaluated through a detailed risk assessment, and the risks are reexamined periodically as needed and presented to our executive team and the Nominating and Governance Committee to consider for further assessment and report out to either a committee or to the full Board as appropriate. We last completed a global risk assessment in 2025 to identify enterprise risks and we review emerging risks on a quarterly basis.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Nominating and Governance Committee oversees Equinix’s GRC Program, as described above. In connection with this oversight, the Nominating and Governance Committee receives quarterly updates on key issues, such as top risks identified by the ERM process, business continuity and disaster recovery planning, and regulatory compliance. In addition, until Mar. 2026, the Nominating and Governance

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Committee received a cybersecurity briefing at each quarterly meeting, in addition to reviewing cybersecurity matters with the full Board at least one time per year. Note that on a go-forward basis, the newly formed Technology and Strategy Committee will have oversight of cybersecurity matters. The Nominating and Governance Committee evaluates the effectiveness of risk mitigation capabilities identified in these areas and monitors for emerging risks. The Nominating and Governance Committee also oversees our public policy activities and is responsible for oversight of our sustainability initiatives.
In addition, the Audit Committee’s charter mandates that it discuss guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage Equinix’s exposure to risk, including Equinix’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with management and the independent auditors. The Audit Committee also receives an annual assessment of the adequacy of the controls over financial reporting, including an assessment of the risks associated with the controls over the financial reporting process.
In setting compensation, the Talent, Culture and Compensation Committee strives to manage risks arising from our compensation policies and programs by setting compensation at levels that maximize stockholder long-term value without encouraging excessive risk-taking. For more information, please read “Compensation policies and practices risk assessment.”
The Finance Committee manages risk by overseeing our capital management and capital structure. Additionally, the Finance Committee manages risk by oversight of our currency, interest rate and counterparty exposure.
The Growth Capital Committee manages risk by overseeing and providing guidance on real estate expansion opportunities and the deployment of capital within the context of Equinix’s overall business and financial strategy and financial picture, and will now oversee and manage risks related to mergers and acquisitions, strategic transactions, such as our xScale joint ventures, and other investments.
Finally, the Technology and Strategy Committee will manage risk through oversight of the impact of technological and digital trends on Equinix’s business and Equinix’s technology and innovation strategy and, as noted above, will also oversee cybersecurity risks.
The Board believes that the risk management processes in place for Equinix are appropriate.

BOARD ONBOARDING PROGRAM
Equinix has an onboarding program, overseen by Mr. Meyers as Executive Chair, to introduce new Board members to Equinix and the Board.
The program includes orientation sessions on the Board’s structure, processes and culture, Equinix’s compliance environment, and the business.

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INVESTOR ENGAGEMENT
Equinix pursues engagement with stockholders throughout the year to best understand and address the issues that matter to our stockholders. In 2025, Equinix’s investor relations team met with numerous investors around the world by attending or hosting over 25 investor conferences, non-deal roadshows and investor group events. Certain investors also requested engagement meetings to discuss topics related to our corporate governance model, sustainability or our executive compensation program. Additionally, Equinix’s investor relations team proactively reached out for meetings with our 25 largest stockholders, at that time representing over 55% of our outstanding shares, in the fourth quarter of 2025, to discuss these topics and solicit feedback in preparation for the Annual Meeting. In the meetings that resulted, topics discussed included:
Equinix’s sustainability program and environmental stewardship, including our science-based targets, oversight of climate risks, and community engagement; Board composition and refreshment; and matters related to Equinix’s executive compensation program. All meetings that resulted were attended by Mr. Meyers and in most cases, Ms. Rivera, as chair of the Talent, Culture and Compensation Committee. All feedback from these meetings was shared with additional Board members as appropriate to be considered in go-forward planning. We plan to conduct a similar outreach in 2026.
For information about how to contact our Board, please see the section below titled “Stockholder Communications with the Board of Directors.”

Conduct Annual Meeting	Consider Meeting Results

•Host annual meeting •Engage in pre-meeting outreach as necessary to understand stockholder views on ballot items, respond to questions and encourage support for Board recommendations	•Strong stockholder support across 2025 ballot items signaled broad stockholder satisfaction, including: –Director support levels ranging from 87 – 99.7% support –Say-on-Pay support at approximately 89%

Consider Stockholder Feedback	Conduct Stockholder Outreach

•Review stockholder feedback with relevant committees and the full Board as appropriate
•Consider changes to policies, practices and disclosures as warranted based on feedback
•Consider stockholder proposals

•Equinix’s investor relations team proactively reached out for meetings with our 25 largest stockholders, at that time representing over 55% of our outstanding shares, in the fourth quarter of 2025, to discuss governance and other topics and solicit feedback in preparation for the Annual Meeting

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Other governance policies and practices
CORPORATE GOVERNANCE GUIDELINES
The Board follows its Corporate Governance Guidelines published on the board & governance section of Equinix’s website at Equinix.com. The Corporate Governance Guidelines reflect the Board’s dedication to monitoring the effectiveness of policy and decision-
making at the Board level. In conjunction with the Nominating and Governance Committee, the Board will continue to monitor the effectiveness of the Corporate Governance Guidelines.

CODE OF ETHICS AND BUSINESS CONDUCT
The Board has adopted (1) a Code of Business Conduct that applies to all directors, officers and employees and (2) an additional Code of Ethics for Chief Executive Officer and Senior Financial Officers. These documents can be found on the board & governance section of Equinix’s website at investor.equinix.com/board-governance/governance-documents. In addition, an anonymous reporting hotline and website have been established to facilitate reporting of violations of financial and nonfinancial policies. Should the Board ever choose to amend or waive a provision of the Code of Ethics for Chief Executive Officer and Senior Financial Officers, we may disclose such amendment or waiver on the board & governance section of Equinix’s website at Equinix.com.

STOCK OWNERSHIP GUIDELINES
In its Corporate Governance Guidelines, the Board has established a stock ownership requirement for Equinix’s non-employee directors to encourage them to have a significant financial stake in Equinix. The Corporate Governance Guidelines state that each non-employee director should own not less than six times their cash annual retainer for general service on the Board in shares of Equinix’s common stock, including exercised stock options, vested restricted stock units (“RSUs”) and deferred RSUs. Unvested RSUs do not count toward compliance. New non-employee directors have five years from the date of their election to the Board to comply. Compliance with this requirement is measured annually at the end of each fiscal year. All directors were in compliance with the stock ownership requirement as of Dec. 31, 2025.
Stock ownership guidelines for our Chief Executive Officer and her executive staff have also been established and require that these executives achieve target ownership levels, expressed as a multiple of salary. Until Feb. 2024, the target ownership level for our Chief Executive Officer was three times their annual salary; for all others, the target ownership level was one time their annual salary. In Feb. 2024, these guidelines were amended to establish target ownership levels for our Chief Executive Officer and her direct reports of six times and three times, respectively. Newly hired or promoted executives have up to five years to obtain compliance. Compliance with this requirement is measured annually at the end of each fiscal year. All executives subject to the guidelines were in compliance as of Dec. 31, 2025.

SECURITIES TRADING POLICY
Our Board has adopted a securities trading policy (the “Securities Trading Policy”). The Securities Trading Policy governs transactions, including the purchase, sale, and/or other dispositions of Equinix securities by our directors, officers, employees and consultants. The Securities Trading Policy is designed to promote compliance with applicable insider trading laws, rules and regulations and any listing standards applicable to the company including the Nasdaq stock exchange. It is also Equinix’s policy to comply with applicable securities and state laws when engaging in transactions in Equinix’s securities. Our Securities Trading Policy also prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on

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Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts. For additional information, see our Securities Trading Policy, which is filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on Feb. 11, 2026.

RECOUPMENT POLICY
We maintain a recoupment policy in compliance with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq’s listing standard in response thereto. For additional information, see our Recoupment Policy, which is filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on Feb. 11, 2026.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties may contact the Board by sending correspondence to the attention of Equinix’s corporate secretary, c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065. Any mail received by the corporate secretary, except improper commercial solicitations, will be forwarded to the members of
Equinix’s Audit Committee for further action, if necessary. Equinix does not have a policy requiring attendance by members of the Board at Equinix’s annual stockholder meetings. At Equinix’s 2025 Annual Meeting, Ms. Fox-Martin, Mr. Olinger and Ms. Rivera were in attendance and available for questions.

2025 director compensation
Equinix uses a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board.
In setting director compensation, Equinix considers the competitive compensation market for directors in the high technology market, the demands of the various roles that directors hold, and the time required to fulfill their duties to Equinix. Historically, Compensia has conducted detailed reviews of Equinix’s director compensation program and presented its findings to the Talent, Culture and Compensation Committee on an annual basis.
The last review of the director compensation program occurred in Sept. 2025 and Mar. 2026. Changes approved in Mar. 2026 are described further below.

Non-employee directors receive a retainer in connection with their service on the Board. For fiscal 2025, the annual retainer was $75,000. In addition, in lieu of regular meeting fees, committee chairs (if any) and members received the following annual retainers for fiscal 2025, payable quarterly in arrears:

Committee	Chairperson ($)	Member ($)

Audit	35,000	15,000
Finance	12,500	5,000
Nominating and Governance	20,000	10,000
Real Estate	25,000	12,500
Stock Award	—	—
Talent, Culture and Compensation	25,000	12,500

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Currently, non-employee directors only receive meeting fees for attendance at committee meetings in excess of a specified number of meetings in a calendar year. For 2025, the committee meeting fees and the threshold number of meetings to be attended before any additional meeting fees were paid to non-employee directors were as follows:

Committee	Chairperson ($)	Member ($)	Threshold Number of Meetings (#)

Audit	5,000	3,000	12
Finance	5,000	3,000	6
Nominating and Governance	5,000	3,000	5
Real Estate	5,000	3,000	8
Talent, Culture and Compensation	5,000	3,000	8
For 2025, no additional meeting fees were paid to directors because none of the directors met the threshold for additional payment. The Board has also designated a lead independent director who earned a $50,000 annual retainer in 2025. Non-employee directors receive automatic grants of RSUs.
At our annual meeting of stockholders, each non-employee director who will continue to be a director after that meeting is automatically granted an award of RSUs. For fiscal 2025, the grant date fair value of these annual awards was $260,000. The automatic RSU awards become fully vested on the earlier of (i) the first anniversary of Equinix’s immediately preceding annual meeting of stockholders or (ii) in the case of a non-employee director not standing for reelection, the date of the first annual meeting of stockholders held subsequent to the date of grant. In addition, each non-employee director shall receive a prorated award of RSUs upon joining the Board, with a grant date fair value currently set at $260,000. The proration is based upon a fraction equal to (x) the number of days from the start date of the non-employee director until the first anniversary of the date of Equinix’s immediately preceding annual meeting of stockholders divided by (y) 365. The number of shares subject to each RSU award is determined by dividing the specified dollar value of the award by the closing price of Equinix’s common stock on the date of grant.
The RSUs granted to our directors will become fully vested if Equinix is subject to a change-in-control; in the event of the non-employee director’s death, the portion of the RSUs that would have become vested on the next scheduled vesting date will become fully vested. Directors accrue dividend equivalent units on their RSUs. We allow our non-employee directors to elect to defer settlement of their RSUs. Directors are also eligible to receive discretionary awards under Equinix’s 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan caps non-employee director compensation at $750,000. The limit may only be increased by $200,000 if the Board deems necessary to compensate a non-employee director for service on special-purpose committees or any other special service, in the Board’s discretion. These caps may not be increased without the approval of our stockholders. Our stock ownership guidelines for directors are described above.
In Mar. 2026, in connection with the committee changes approved by the Board, and after a review of peer practices and market data, on the recommendation of Compensia, the Board approved the following changes to Equinix’s director compensation program with immediate effect: (i) annual retainers for membership on the Technology and Strategy Committee of $25,000 for the chair and $12,500 for each member; (ii) an increase in the retainer for membership on the Finance Committee to $15,000 for the chair and $7,500 for each member; (iii) an increase in the retainer for membership on the Nominating and Governance Committee to $25,000 for the chair and $12,500 for each member; (iv) a reduction in the excess meeting fees paid after any threshold number of meetings is met to $2,000 for the chair and $1,500 for the member; and (v) the establishment of a cap (supplementary to the cap in the 2020 Equity Incentive Plan) on total annual pay for Board service of $500,000, requiring Board approval of any amount in excess.

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The following table sets forth all of the compensation awarded to, earned by or paid to each non-employee director who served during fiscal year 2025.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	Total ($)

Nanci Caldwell	107,500	259,460	366,960
Gary Hromadko	122,500	259,460	381,960
Rebecca Kujawa(5)	14,341	141,583	155,924
Yanbing Li(5)	33,654	200,767	234,421
Thomas Olinger	107,500	259,460	366,960
Christopher Paisley	187,500	259,460	446,960
Jeetu Patel(6)	34,028	—	34,028
Sandra Rivera	100,000	259,460	359,460
Fidelma Russo	90,000	259,460	349,460
(1)Amounts listed in this column include the annual retainers for Board and committee service. Board and committee retainers are prorated based on the number of days the director served during the year. The amount in this column for Mr. Paisley also includes a $50,000 retainer for service as lead independent director.
(2)Reflects RSUs covering 302 shares granted to each newly elected non-employee director on the date of our annual stockholders’ meeting in May 2025, with a grant date fair value of $859.14 per share. Ms. Kujawa was granted 170 shares upon joining the Board in Nov 2025 with a grant date fair value of $832.84. Dr. Li was granted 255 shares upon joining the Board in Aug. 2025 with a grant date fair value of $787.32. Mr. Patel did not stand for re-election in 2025 and did not receive a grant.
(3)Reflects the aggregate grant date fair value of the RSU awards granted to the director in 2025 computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K, filed with the SEC on Feb. 11, 2026, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(4)As of Dec. 31, 2025, Ms. Caldwell, Mr. Hromadko, Mr. Olinger, Mr. Paisley, Ms. Rivera and Ms. Russo each held 302 unvested RSUs, Ms. Kujawa held 170 unvested RSUs, and Dr. Li held 255 unvested RSUs (including accrued dividend equivalent units).
(5)Ms. Kujawa and Dr. Li joined the Board in 2025 and therefore received compensation from Nov. 3 and Aug. 12 through Dec. 31, 2025, respectively.
(6)Mr. Patel did not stand for reelection to the Board in 2025 and therefore did not receive compensation after May 21, 2025.

Mr. Meyers is our executive chairman, but not a named executive officer, and does not receive any additional compensation for services provided as a director. For the year ended Dec. 31, 2025, Mr. Meyers earned $400,000 in salary, was eligible to earn up to 75% of his salary in incentive compensation (paid in fully vested RSUs), and was granted 1,095 RSUs with a target value of $1,000,000 with the same service and performance vesting requirements as those granted to our named executive officers, for his service as Equinix’s executive chairman. Ms. Fox-Martin, our chief executive officer and president, did not receive any additional compensation for services provided as a director.

EQUINIX 2026 PROXY STATEMENT	Governance / 31
Equinix stock ownership
The following table sets forth, as of Mar. 20, 2026, certain information with respect to shares beneficially owned by (i) each person who is known by Equinix to be the beneficial owner of more than 5% of Equinix’s outstanding shares of common stock, (ii) each of Equinix’s directors and nominees, (iii) each of the executive officers named in Executive Compensation and Related Information, and (iv) all current directors and executive officers (as defined by applicable securities laws) as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. Unless otherwise indicated, the address for each listed stockholder is c/o Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares (#)	Percentage of Total (%)

Raouf Abdel	7,768	*
Nanci Caldwell(1)	4,151	*
Adaire Fox-Martin(2)	20,630	*
Gary Hromadko(3)	142,687	*
Rebecca Kujawa(4)	170	*
Olivier Leonetti	0	*
Yanbing Li(5)	255	*
Jon Lin(6)	10,788	*
Charles Meyers	12,594	*
Brandi Galvin Morandi	10,394	*
Thomas Olinger(7)	1,116	*
Christopher Paisley(8)	18,829	*
Shane Paladin	2,450	*
Kurt Pletcher	4,109	*
Sandra Rivera(9)	2,345	*
Fidelma Russo(10)	1,043	*
Keith Taylor	26,587	*
The Vanguard Group(11) 100 Vanguard Blvd, Malvern, PA 19355	12,265,027	12.44%
BlackRock Fund Advisors(12) Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055	9,733,894	9.87%
State Street Corporation(13) State Street Financial Center, 1 Lincoln Street, Boston, MA 02111	6,211,112	6.30%
All current directors and executive officers as a group (17 persons)(14)	265,917	*
*Less than 1%.
(1)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes 1,533 vested shares pursuant to RSUs as to which Ms. Caldwell has deferred the settlement of until a later date.

EQUINIX 2026 PROXY STATEMENT	Governance / 32
(2)Includes 1,056 vested shares pursuant to RSUs as to which Ms. Fox-Martin has deferred the settlement of until a later date from her service as a Board member prior to becoming CEO.
(3)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes 21,770 shares pledged as collateral by Mr. Hromadko, which pledge was approved by our Talent, Culture and Compensation Committee.
(4)Includes 170 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026.
(5)Includes 255 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026.
(6)Includes 4,316 shares pledged as collateral by Mr. Lin, which pledge was made prior to him becoming an executive officer and was subsequently approved by our Talent, Culture and Compensation Committee at the time of his appointment as an executive officer.
(7)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026.
(8)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes an aggregate of 845 shares held in trusts for Mr. Paisley’s children and a brother.
(9)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes 691 vested shares pursuant to RSUs as to which Ms. Rivera has deferred the settlement of until a later date.
(10)Includes 302 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes 353 vested shares pursuant to RSUs as to which Ms. Russo has deferred the settlement of until a later date.
(11)As of Dec. 29, 2023, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by The Vanguard Group was 12,265,027 shares. Includes 0 shares with sole voting and 199,463 shares with shared voting power. Includes 11,787,551 shares with sole dispositive and 477,476 shares with shared dispositive power by The Vanguard Group, an investment advisor.
(12)As of Apr. 30, 2024, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by BlackRock Fund Advisors was 9,733,894 shares. Includes 8,872,526 shares with sole voting and 0 shares with shared voting power. Includes 9,733,894 shares with sole dispositive and 0 shares with shared dispositive power by BlackRock Inc., an investment advisor.
(13)As of Dec. 31, 2023, the most recent required Schedule 13G filed with the SEC, the total amount beneficially owned by State Street Corporation was 6,211,112 shares. Includes 0 shares with sole voting and 3,616,906 shares with shared voting power. Includes 0 shares with sole dispositive and 6,195,184 shares with shared dispositive power by State Street Corp., an investment advisor.
(14)Includes 2,237 shares issuable upon settlement of RSUs that will vest within 60 days of Mar. 20, 2026. Also includes 3,633 shares pursuant to RSUs as to which settlement has been deferred until a later date.

Related-party transactions
APPROVAL OF RELATED-PARTY TRANSACTIONS
Per its written charter, Equinix’s Audit Committee is responsible for reviewing all related-party transactions in accordance with the rules of Nasdaq. Related parties include any of our directors or executive officers, our greater than 5% stockholders, and their immediate family members.
We review related-party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with Equinix’s interests. To identify related-party transactions, each year we require our directors and executive officers to complete a questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. We seek updates to this information from our directors and executive officers on a quarterly basis. We also ask our directors and executive officers to update their list of companies they are affiliated with on a quarterly basis to help us identify related-party transactions.
Finally, our Code of Business Conduct reflects the ethical values and standards foundational to Equinix. It applies to all our employees, officers and directors. Our Code of Business Conduct seeks to deter wrongdoing and to promote honest and ethical conduct and encourages the reporting of illegal or unethical behavior. Waivers of the Code of Business Conduct may be granted by Equinix’s Chief Compliance Officer, provided that waivers for executive officers or directors may only be granted by disinterested directors.
The Audit Committee Charter and the Code of Business Conduct are available on the board & governance section of Equinix’s website at Equinix.com.

EQUINIX 2026 PROXY STATEMENT	Governance / 33
RELATED-PARTY TRANSACTIONS FOR 2025
The Vanguard Group, Inc. was a holder of greater than 5% of our outstanding common stock during the 2025 fiscal year. In 2025, revenues from entities affiliated with The Vanguard Group, Inc. totaled approximately $8 million.
BlackRock, Inc. was a holder of greater than 5% of our outstanding common stock during the 2025 fiscal year. In 2025, revenues from entities affiliated with BlackRock Inc. totaled approximately $3 million.
State Street Corporation was a holder of greater than 5% of our outstanding common stock during the 2025 fiscal year. In 2025, revenues from entities affiliated with State Street Corporation totaled approximately $6 million.
A son of our independent director, Mr. Paisley, is employed by Equinix. In 2025, Mr. Paisley’s son received total compensation of approximately $319,606 including salary, incentive plan compensation and RSU vesting income. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board, the executive officers of Equinix, and persons who hold more than 10% of Equinix’s outstanding common stock (“Section 16 Insiders”) are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of Equinix’s common stock and their transactions in such common stock. Based on (i) the copies of Section 16(a) reports filed for the members of the
Board and the executive officers for their 2025 fiscal year transactions in common stock and their common stock holdings and (ii) the written representations received by such persons, Equinix believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by Section 16 Insiders.

EQUINIX 2026 PROXY STATEMENT	Governance / 34
Executive officers
The following are our executive officers (as defined by applicable securities laws), their ages as of Mar. 20, 2026, their positions and offices held with Equinix, and certain biographical information. All serve at the discretion of the Board.

Adaire Fox-Martin
Chief Executive Officer and President (since 2024) Age 61

PRIOR BUSINESS EXPERIENCE
•President, Google Cloud Go to Market (2023-2024) and Head of Google Ireland (2021–2024)
•President, Google Cloud International (2022-2023)
•President, Google Cloud EMEA (2021-2022)
•Various roles, SAP (2008-2021), including Executive Board member of Global Customer Operations, President, Chief Operating Officer, SVP Industry Business Solutions, and Vice President Public Sector
•Various management roles, Oracle Corporation (1989-2007), the most recent being Vice President Government Education and Healthcare

Olivier Leonetti
Chief Financial Officer (since 2026) Age 61

PRIOR BUSINESS EXPERIENCE
•Chief Financial Officer, Eaton (2024-2026)
•Chief Financial Officer, Johnson Controls (2020-2024)
•Chief Finance Officer and Chief Information Officer, Zebra Technologies (2016-2020)
•Chief Financial Officer and Executive Vice President, Western Digital (2014-2016)

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Raouf Abdel
Executive Vice President, Global Operations (since 2019) Age 58
PRIOR BUSINESS EXPERIENCE •Chief Global Operations Officer, Equinix (2017-2019) •Regional Operating Chief, Americas, Equinix (2012-2017)

Jon Lin
Chief Business Officer (since 2024) Age 49

PRIOR BUSINESS EXPERIENCE
•Executive Vice President and General Manager, Data Center Services, Equinix (2021-2024)
•Various management positions, most recently as President, Equinix Americas (2009-2021)
•Director of Advanced Solutions Group, Tata Communications (2006-2009)
•Various positions, most recently as Senior Strategist of Security Products, Verizon Business (2002-2006)

Brandi Galvin Morandi
Chief People Officer (since 2024) Age 53

PRIOR BUSINESS EXPERIENCE
•Chief Legal Officer and Human Resources Officer, Equinix (2019-2024)
•Chief Legal Officer, General Counsel and Secretary, Equinix (2003-2019)
•Corporate Attorney, Gunderson Dettmer (1997-2003)

EQUINIX 2026 PROXY STATEMENT	Governance / 36

Shane Paladin
EVP, Chief Customer and Revenue Officer (since 2025) Age 49

PRIOR BUSINESS EXPERIENCE
•Chief Executive Officer, Siteimprove (2021-2025)
•Various management positions including President, Services, SAP (2016-2021)
•Vice President & GM of global Field Operations, SignalFx (acquired by Splunk) (2015-2016)
•Chief Revenue Officer, Ayasdi (acquired by SymphonyAI) (2013-2015)
•Vice President, Sales, SAP (2007-2013)

Kurt Pletcher
Chief Legal Officer (since 2024) Age 55
PRIOR BUSINESS EXPERIENCE •Executive Vice President, Global General Counsel, Equinix (2022-2024) •Various legal roles, including SVP, Deputy General Counsel, Equinix (2001-2022)

EQUINIX 2026 PROXY STATEMENT	Compensation / 37

Compensation

Proposal 2 — Advisory non-binding vote on executive compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our stockholders an opportunity to vote on an advisory, non-binding basis to approve the 2025 compensation of our named executive officers as disclosed in this proxy statement, and we are asking our stockholders to indicate their support. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Our executive compensation program is tied directly to the performance of the business to ensure strong growth and value creation for stockholders using metrics we believe best indicate the success of our business. Please read “Compensation discussion and analysis” and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices.
Accordingly, we ask that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Equinix, Inc., hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC in Item 402 of Regulation S-K, including the Compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement for the annual meeting.”
This advisory vote on executive compensation is not binding on us. However, the Board and the Talent, Culture and Compensation Committee highly value the opinions of our stockholders. To the extent there is a significant vote against this proposal, we will seek to determine the reasons for our stockholders’ concerns, and the Talent, Culture and Compensation Committee will evaluate whether any actions are necessary to address those concerns when making future executive compensation decisions.

The Board unanimously recommends a vote “FOR” proposal 2.

EQUINIX 2026 PROXY STATEMENT	Compensation / 38

Compensation roadmap

EQUINIX 2026 PROXY STATEMENT	Compensation / 39

Compensation discussion and analysis
NAMED EXECUTIVE OFFICERS
This Compensation Discussion and Analysis (“CD&A”) describes Equinix’s executive compensation policies, material compensation elements and pay decisions for the individuals named below, who are collectively referred to as the named executive officers.

Adaire Fox-Martin	Keith Taylor(1)	Raouf Abdel	Jon Lin	Shane Paladin

Chief Executive Officer and President	Chief Financial Officer	Executive Vice President, Global Operations	Chief Business Officer	Chief Customer and Revenue Officer

(1)Mr. Taylor retired as Chief Financial Officer, effective as of Mar. 16, 2026, upon the appointment of Olivier Leonetti as his successor in the role of Chief Financial Officer. Mr. Taylor will continue to provide services to the company as a Special Advisor to the company’s Chief Executive Officer until Mar. 1, 2027, or such earlier termination date as contemplated under the transition agreement entered into with the company on Dec. 2, 2025. As previously disclosed, in the role of Special Advisor, Mr. Taylor will earn a salary of $48,000 per year and will continue to vest in his previously granted equity awards in accordance with their terms, but he will not have entitlement to a 2026 bonus opportunity or severance.
2025 COMPENSATION AT A GLANCE
2025 Target Annual Total Direct Compensation(1)
(1)Represents annual base salaries (as of year-end), target annual incentive awards, and target annual long-term incentive opportunities for the 2025 performance period.
(2)Amounts do not include $250,000 of sign-on bonus or $2,000,000 sign-on RSU award grant received upon hire.

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Target Compensation Mix(1)(2)(3)

Chief Executive Officer

	At-Risk 96%

Cash 4%	Equity 96%

4%	8%	59%	29%

Base Salary	Annual Incentives	PSUs	RSUs

	Performance Based 67%

Average - Named Executive Officers (4)

	At-Risk 92%

Cash 8%	Equity 92%

8%	8%	57%	28%

Base Salary	Annual Incentives	PSUs	RSUs

	Performance Based 65%

(1)Represents annual base salaries (as of year-end), target annual incentive awards, and target annual long-term incentive opportunities for the 2025 performance period. Excludes one-time new hire related sign-on bonus and stock grant paid to Mr. Paladin upon commencement of employment.
(2)Percentages may not add up to 100% due to rounding.
(3)Annual incentives were paid in immediately vested RSUs in 2026.
(4)Average - Named Executive Officers does not include Chief Executive Officer.

EQUINIX 2026 PROXY STATEMENT	Compensation / 41

2025 PAY AND PERFORMANCE HIGHLIGHTS
2025 Financial Highlights
For the full year of 2025, we delivered revenue growth of 5% on an as-reported basis, over strong 2024 results, and 6% on a normalized and constant currency basis. Our AFFO growth was 12% on both an as-reported basis and a normalized and constant currency basis.
Our AFFO per share (“AFFO/Share”) was $38.33 per share, a 9% increase over the previous year on both an as-reported basis and a normalized and constant currency basis. Over the three-year period ending on Dec. 31, 2025, we also saw stock price returns of 19%, including reinvested dividends.

REVENUES (in millions) +5%

AFFO +12%	AFFO(1)/Share +9%

STOCK PRICE PERFORMANCE(2) +19%

Reinvested dividends $48.34 End Price $751.86

(1)For a reconciliation of this non-GAAP financial measure to the corresponding GAAP measure, please refer to Appendix A of this proxy statement.
(2)For purposes of calculating relative TSR under the 2023 TSR Awards, as described in detail below, stock price performance is measured from Jan. 1, 2023, to Dec. 31, 2025, including reinvested dividends of $48.34, and is calculated using the 30-day trading average for EQIX on Jan. 1, 2023, and Dec. 31, 2025, the start and end of the performance period to calculate the $800.20 total.

Compensation Program Enhancements
For 2024, certain enhancements were made to our compensation program following stockholder feedback. These changes included increasing the ratio of performance-based equity incentives, use of the S&P 500 Total Return Index as the comparator group for relative TSR (“rTSR”)-Based PSUs, a cap on rTSR-based PSUs if absolute TSR is negative, and refined performance metrics for the annual and long-term incentive plans. In Sept. 2024 the Talent, Culture and Compensation Committee reviewed the program but did not recommend any further changes to the program for 2025. In planning for 2026 compensation, after a review of market practices and considering the alignment between our business strategy and the executive compensation program, the Talent, Culture and Compensation Committee approved certain changes to 2026 incentive design. These changes include changing the rTSR-Based PSU award design from a “points against index” to “percentile rank” methodology and revising the payout scale, in both cases to improve our alignment with peer practices.
In addition, the Talent, Culture and Compensation Committee approved an interconnection revenue metric for the strategic modifier to the 2026 annual incentive plan, replacing the prior metric related to Equinix Fabric, to better align our incentives with our business strategy for 2026. These changes will be described further in our 2027 proxy statement.
2025 Compensation Program Highlights
•Annual incentive paid out at 99% of target. As illustrated below, these annual incentives were performance-based and consistent with the prior year, dependent upon annual revenue and AFFO/Share growth, and included a +/- 10% strategic modifier based on achievement of key operational objectives across the areas of energy efficiency, renewable energy, science based climate targets and internal hiring, as well as achievement of a strategic growth goal related to the Equinix Fabric product.

EQUINIX 2026 PROXY STATEMENT	Compensation / 42

•Thoughtful selection of rigorous metrics that focus on key elements of financial performance and strategic priorities while ensuring goal alignment across our organization. Across our short- and long-term incentive programs, we focus on metrics that align with our strategic priorities and are key indicators of our short- and long-term success. Due to the recurring revenue nature of our business, one-year performance is critical to driving our short- and long-term financial results. Additionally, use of a one-year performance period also allows us to set highly ambitious goals that require out-performance relative to our plans. For our short-term incentive structure, our metrics are consistent across our executive team and the broader employee population to ensure shared focus across the company on key financial and strategic goals. Our long-term incentive structure applies exclusively to our executive team and is intended to focus and reward these individuals for aspects of performance tied to long-term value creation, and strategic execution. Accordingly, the one-year performance period is followed by a two-year service period to encourage leadership retention and continued performance. We use consistent one-year financial performance metrics across our annual and long-term incentives because in our highly recurring revenue business, strong short-term financial performance in year one creates a contracted revenue base for future years. In addition, we use different maximum payout levels and payout curves under our short- and long-term program. This provides greater upside potential under our long-term program, consistent with our focus on long-term value creation, and calibrates payout opportunities for each metric under each program with its significance to short- or long-term success. For example, under our annual incentive program we must achieve minimum performance levels for both revenue and AFFO/Share goals for the plan to fund, and above-target payouts are driven only by superior AFFO/Share performance to emphasize the importance of profitability on an annual basis. In our long-term program, each metric has upside potential and achieves funding independently, given the significance of each to our ability to achieve sustained, long-term value creation.

	Annual Incentive Program				Long-Term Incentive Program(2)

Primary Metrics	Revenue	AFFO/Share		Strategic Modifier	Revenue	AFFO/Share	rTSR

	50%	50%	✗	±10%	35%	35%	30%

2025 Payout	91.4%	110.4%		98.0%	91.4%	105.2%	2025-2027 performance period in progress

		99%			98%
Overall Structure	A minimum of threshold performance must be achieved for both metrics for any payout to be earned				Each metric achieves funding independently
Above-Target Performance Potential	Maximum payout is capped at 132% of target. Revenue achievement capped at target to ensure teamwide focus on near-term profitability				Maximum payout is capped at 200% of target, both for each individual metric and overall, consistent with our focus on long-term value creation
Participation	All employees(1)				Executives only
(1)Strategic modifier applies only to VP and above employees.
(2)Breakdown of metrics reflects the relative percentage each metric represents as a component of the performance-based portion of the award. See Long-Term Equity Compensation for details regarding weighting of the performance- and time-based components of our long-term incentives.

EQUINIX 2026 PROXY STATEMENT	Compensation / 43

See “Annual Incentive Compensation” and “Long-Term Equity Compensation” below for additional information.
•Equity award performance weighting maintained at 67%. In 2025, we continued to grant a mix of service-vesting RSUs and performance-vesting RSUs (“PSUs”), with 67% of the target value made up of PSUs. The metrics for the PSUs consisted of a combination of financial goals (annual revenue and AFFO/Share) and relative TSR against the S&P 500 Total Return Index.
•Revenue and AFFO/Share continued to be key metrics of focus in our 2025 program. Since converting to a REIT in 2015, we have found technology-oriented investors tend to emphasize the importance of revenue as a key indicator of financial performance, whereas REIT-oriented investors tend to focus on AFFO/Share. Accordingly, we believe these two metrics are critical to measure both short- and long-term success given the hybrid REIT-technology nature of our business and their significance to our sensible growth strategy. Our annual and long-term incentive programs include structural differences between each program to calibrate payout opportunities for each metric with its significance to short- or long-term success. Further, because we have broad employee participation in the short-term incentive program, the metrics under that program create a shared and consistent focus across the company, which we further emphasize for executives under the long-term program given their efforts most directly impact performance outcomes.
For these reasons, the Talent, Culture and Compensation Committee continues to believe that both revenue and AFFO/Share metrics should be featured in both short- and long-term incentive programs, rather than emphasizing only one in each program or using alternative metrics.
•2023 rTSR PSUs achieved a 0% payout, based on Equinix’s performance against the TSR of the Russell 1000 for the three-year period ending Dec. 31, 2025. While we were disappointed with this result, the payout level is aligned with our pay for performance philosophy. The 2025 rTSR PSUs were granted using the S&P 500 Total Return Index as the comparator index and with a payout cap if our TSR is negative, as described elsewhere in this proxy statement.

OUR SAY-ON-PAY VOTE
At our 2025 Annual Meeting, our annual stockholder advisory vote on the compensation of the named executive officers, commonly referred to as Say-on-Pay, received strong stockholder support, with 88.9% voting in favor of our program (based on shares represented in person or by proxy at the meeting and voted on the matter). We believe this favorable result affirms stockholders’ approval of our pay program. Accordingly, we did not make any significant changes to our 2026 executive compensation program as a result of our 2025 Say-on-Pay vote results. However, in planning for 2026 compensation, after a review of market practices and considering the alignment between our business strategy and the executive compensation program, the Talent, Culture and Compensation Committee approved certain changes to the 2026 rTSR award, as well as to one of the metrics used for the strategic modifier in the 2026 annual incentive plan, as discussed above.
In 2023, our stockholders voted overwhelmingly for an annual say on pay vote. Our next frequency advisory vote is anticipated to occur no later than the 2029 annual meeting of stockholders.

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2025 EXECUTIVE COMPENSATION PROGRAM
Program Philosophy and Objectives
Our executive compensation philosophy is to provide competitive total rewards programs globally to attract and retain top talent, utilizing a pay-for-performance strategy at both the company and the individual level. Consistent with our compensation philosophy, the target total direct compensation of each named executive officer had a significant percentage tied to performance, as illustrated by the potential pay mix described above, to reward both achievement of annual objectives and delivery on performance indicators directly linked to our ability to deliver sustained, long-term value to stockholders. We believe our strong performance in recent years—and the fact that a significant percentage of each named executive officer’s total compensation is either tied to performance or is “at risk”— supports our compensation philosophy.

How We Determine Compensation
The Talent, Culture and Compensation Committee considers the following factors when determining executive compensation, with no single factor being determinative:

8Our performance both over the past year and in the long term

8The executive’s performance over the year

8The executive’s leadership, level of experience in the position, and potential for future responsibility and promotion

8The executive’s marketability in the marketplace based on their skill set
•Marketability is assessed by reference to market data and comparability to our compensation peer group and broader survey data

8The executive’s criticality to our operations and the difficulty we would have in replacing such individuals

8Internal parity between executives based on their contributions

8With respect to equity, the retention value of unvested shares held by an executive

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Principal Elements of Executive Compensation
The table below sets forth the principal components of our 2025 executive compensation program.

Component	Performance Criteria		Link to Stockholder Value	Vehicle/Vesting Period

Base Salary	Continued alignment of salary with individual performance and market demands is evaluated on an annual basis		Attracts and retains high-performing executives by providing competitive fixed pay aligned with roles, responsibilities and individual performance	Cash (vesting not applicable)
Annual Incentives	Revenue		Motivates continued growth in the business	Delivered annually after the performance period ends in immediately vested RSUs
	AFFO per Share		Aligns executive and stockholder interests through focus on profit
	Strategic Modifier*		Aligns to strategic and operational goals, including fabric attach rate growth priorities
Long-Term Incentives	Financial Incentive PSUs
Key indicators of long-term success; one-year performance period enables highly rigorous goals in-line with recurring revenue business model & two-year service period encourages leadership retention and continued performance
Two-thirds of the long-term equity award is subject to multi year vesting periods Financial Incentive PSUs Vesting by Year to Extent Earned

	Revenue	AFFO / Share
	rTSR PSUs		Rewards three-year total return performance relative to the S&P 500 Total Return Index consistent with stockholder experience and encourages retention and continued performance	rTSR PSUs Vesting to Extent Earned
	Service-Based RSUs		Directly aligns with and rewards sustained value delivered to stockholders and encourages retention	Service-Based RSUs Vesting by Year
Total Long-Term Incentive Vesting by Year
*Strategic Modifier applies only to VP-level employees and above.

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Base Salary
The Talent, Culture and Compensation Committee reviews and approves the base salary of each then-serving named executive officer at the beginning of each year, taking into account the considerations described under “Compensation Decision-Making Framework.”

Name	2025 Salary ($)	2024 Salary ($)	Increase (%)

Adaire Fox-Martin	1,000,000	1,000,000	0%
Keith Taylor	680,000	680,000	0%
Raouf Abdel(1)	575,000	530,000	8.5%
Jon Lin(1)	625,000	530,000	18%
Shane Paladin	600,000	N/A	N/A
(1)Mr. Abdel and Mr. Lin’s salary increases were intended to bring the base salaries for these critical roles to a stronger market competitive position, given an expansion of each of their responsibilities and a greater strategic importance of their roles to Equinix.

Annual Incentive Compensation
Annual incentive compensation for the named executive officers is linked to attainment of Equinix’s corporate growth goals and is designed to incentivize meaningful growth. This collective focus on corporate performance at the executive level is designed to align senior leaders toward common goals. Importantly, all Equinix employees participate in the same annual incentive plan as the named executive officers, further aligning our team around a common set of goals tied to our annual financial and strategic plans. As discussed above, while this results in overlap between the metrics used in our annual and long-term incentives, the Talent, Culture and Compensation Committee believes these metrics are key indicators of both short- and long-term performance outcomes. It takes this overlap into careful consideration in determining the payout level, payout curve and weighting of each metric to achieve an appropriate level of focus across the key drivers of our performance that underpin our short- and long-term incentives: revenue, AFFO/Share and relative total stockholder return.
As the chart included in “Performance Against Annual Incentive Plan Targets” below illustrates, the ability to earn above-target payouts under our annual incentive program is tied primarily to over performance with respect to AFFO/Share to collectively focus all employees, including executives, on operating profitably. In addition, we use revenue to focus our team on overall delivery—both maintaining existing revenue and growth during the year. The relative stability of this metric enables us to establish a very narrow performance band, where at least 95% of target must be achieved in order to meet threshold performance, and there is no above-target earning opportunity. Lastly, given the Talent, Culture and Compensation Committee’s view of the criticality of both revenue and AFFO/Share to measuring near-term performance, at least threshold achievement of both metrics is necessary in order for any funding to be earned under the annual incentive. In total, the maximum amount that may be paid to named executive officers under our annual incentive plan is 132% of target.

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The annual incentive structure is as follows:
Calculation Methodology

Measure		Weighting	Purpose	Payout Curve*
Revenue**
The revenue goal focuses our team on overall delivery by motivating our executives and employees to achieve continued growth in the business. The revenue goal that was set under the 2025 operating plan reflected anticipated continued growth across the global platform based on historical performance, the addressable market and our available inventory.

AFFO/Share**
The AFFO/Share goal was used to further align executive and employee incentives with the interests of our stockholders by focusing management on profit on a per-share basis through non-dilutive growth to AFFO. The AFFO/Share goal set under the 2025 operating plan contemplated delivery of services to customers, operating leverage, investments in the business, expansions in key markets, capital markets activity and dividend distributions to our stockholders.

Strategic Modifier (± 10%)	Operational Objectives
The components of the Strategic Modifier, which is applied as a multiplier if at least the threshold revenue and threshold AFFO/Share goals are achieved, were selected to incentivize our executives to achieve certain operational objectives and Equinix Fabric attach rate growth strategies.

Fabric Attach Rate Growth

*	Payouts for results between performance levels are interpolated on a straight-line basis.
**	For any funding, both revenue and AFFO/Share must reach the threshold goal.

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The 2025 annual target bonus opportunities for each named executive officer were as follows:

Name	2025 Bonus Opportunity (% Base Salary)	2024 Bonus Opportunity (% Base Salary)	2025 Target Bonus Award ($)

Adaire Fox-Martin(1)	200	150	2,000,000
Keith Taylor	110	110	748,000
Raouf Abdel(2)	100	90	575,000
Jon Lin(2)	100	90	625,000
Shane Paladin(3)	100	N/A	600,000
(1)Ms. Fox-Martin’s target bonus opportunity was increased in 2025 to reflect her strong performance and to improve the market competitiveness of her bonus opportunity.
(2)Mr. Abdel and Mr. Lin’s target bonus opportunities were increased in 2025 to align internally with other executives given the expansion of each of their responsibilities and the greater strategic importance of their roles to Equinix.
(3)For Mr. Paladin, the dollar amount shown above reflects his annualized target bonus award based on his start date in July 2025.
Performance Against Annual Incentive Plan Targets
The following chart sets forth our results for 2025 relative to the targets established for each metric. To ensure our performance goals incentivize strong performance, the Talent, Culture and Compensation Committee set the threshold for all financial performance targets—revenue and AFFO/share—meaningfully above prior-year targets and actual performance achieved. These results and associated payouts reflect formulaic outcomes, including programmatic adjustments, based solely on corporate performance, without regard to individual performance.
The annual incentive plan Metrics and Strategic Modifier targets and results for 2025 were as follows:

Metric	Threshold	Target	Maximum(1)	Reported Result(1)(2)	Adjusted Results(2)(3)	% of Target Achieved	Payout

Revenue	$8,867.7M	$9,334.4M	n/a	$9,217M	$9,294M	99.6%	91.4%

AFFO/Share	$36.30/Share	$38.21/Share	$39.35/Share	$38.33/Share	$38.51/Share	100.8%	110.4%

					Combined Result		101%
X

	Operational Objectives (% Achieved)	Fabric Attach Growth (% Achieved)	Payout

Strategic Modifier (± 10%)	106%	90%	98%
		Final Payout	99%
(1)To the extent the strategic modifier was fully achieved, the maximum amount that may be paid to named executive officers under the plan is 132% (i.e., 120% of target + achievement of the strategic modifier at the maximum 10% level).

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(2)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(3)Programmatic adjustments under the annual incentive plan are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2025 adjustments to revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, other normalizing items, and one-time-adjustments not contemplated by Equinix at the time the performance goals were established.

Spotlight on 2025 Strategic Modifier Results

	Category	Metric Description	Beginning of Year Baseline	Target	Year End Achievement

Operational Objectives	Energy Efficiency	Power usage effectiveness improvement of 4.1% year-over-year reduction	1.392	1.376	1.373
	Renewable Energy Coverage	Maintain or exceed 96% renewable energy coverage	96%	96.0%	96%
	Science-Based Climate Targets	Engage 50% of suppliers by qualified emissions to set science-based targets by 2025 year end	48%	50%	53.4%
	Internal Hiring	Fill 25% of open requisitions with internal talent.	24%	25%	30.1%
We attained 106% achievement of our operational objectives during 2025. Results for the fabric attach growth rate in 2025 were below threshold, which led to a payout of 90% for the goal. Based on these results, the VP-and-above annual incentive plan paid out at 99%, resulting in the payouts set forth below. The annual incentive bonus was paid in the form of fully vested RSUs, as in prior years, allowing Equinix to retain more cash in the business to fund our investments and to further align the executives’ incentives with our stockholders’ interests.

Name	2025 Annual Incentive Paid ($)	Number of RSUs Awarded(1) (#)

Adaire Fox-Martin	1,980,000	2,034
Keith Taylor	740,520	760
Raouf Abdel	569,250	584
Jon Lin	618,750	635
Shane Paladin(2)	289,677	297
(1)This value of the bonus award was delivered in the form of fully vested RSUs paid in shares with the number of shares calculated using a stock price of $973.43, which was the closing price of Equinix’s common stock on Mar. 11, 2026, the date the RSUs were granted. Cash was paid in lieu of any fractional shares.
(2)Mr. Paladin began employment with Equinix on July 7, 2025 and was entitled to a prorated value of the target bonus award based on such start date.
Long-Term Equity Compensation
As part of our annual compensation program, we provide long-term incentive awards using a mix of time-based and performance-based equity. The Talent, Culture and Compensation Committee believes that stock awards encourage executive performance by focusing on long-term stockholder value.
Our equity awards also accrue dividend equivalents, which vest on the same schedule as the underlying award and are settled in cash, and therefore no dividend equivalents are paid on awards unless and until the underlying award becomes earned and vested.

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The components and weightings of our 2025 long-term incentive awards are set forth below.

Measure		Payout Curve*	Weighting	Purpose

Financial Incentive PSU Award	Revenue			A performance-based award based on revenue and AFFO/Share performance to focus management on (1) revenue growth and (2) non-dilutive growth to AFFO.
AFFO/Share
rTSR PSU Award				A performance-based award based on TSR performance relative to the S&P 500 Total Return Index as a means of further aligning management incentives and stockholder interests.
Service-Based RSU Award
A service-based award (the “Service-Based Award”) as an appropriate retention balance to our performance-based awards, while still tying executives’ interests to our stock price performance over the vesting schedule.

*Payouts for results between performance levels are interpolated on a straight-line basis.
The following table presents the overall target value and number of shares that could/can be earned by each named executive for each equity award component. See the section titled “2025 Grants of Plan-Based Awards” elsewhere in this proxy statement for the fair values on the grant date related to each award component. Increases in target award values from 2024 reflect changes in the competitive market and, in the case of Mr. Abdel and Mr. Lin, given the expansion of each of their responsibilities and the greater strategic importance of their roles to Equinix.

Names	Target Award Value ($)(1)	Financial Incentive Award (#)	rTSR Incentive Award (#)	Service-Based Award (#)

Adaire Fox-Martin	21,000,000	10,811	4,600	7,591
Keith Taylor(2)	9,500,000	4,891	2,081	3,434
Raouf Abdel	6,500,000	3,346	1,424	2,350
Jon Lin	6,000,000	3,089	1,314	2,169
Shane Paladin(3)	6,000,000	3,319	1,412	2,330
(1)Converted from target value using the 30-day trading price of Equinix’s common stock on the date of grant rounded to the nearest whole share.
(2)As described elsewhere in this proxy statement, Mr. Taylor shall continue to vest in his outstanding equity awards in his role as Special Advisor.
(3)Mr. Paladin’s award value was determined by the Talent, Culture and Compensation Committee following arms-length negotiation in connection with his hiring during 2025 and follows the same vesting schedule as the annual awards granted to the other named executive officers during 2025. The amount reported here excludes the service-based RSUs with a grant date fair value of $2,000,000 that Mr. Paladin received upon hire on July 7, 2025.

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Service-Based Awards
The Service-Based Awards granted in 2025 are scheduled to vest in three equal tranches on the first trading day that coincides with or follows Jan. 15th in each of 2026, 2027 and 2028, subject to the recipient’s continued service on each vesting date.
2025 Financial Incentive Awards
The amount that could be earned under these awards could range from 0% to 200% of target. Like the awards in 2024, the 2025 awards used a one-year performance period, with any earned awards subject to additional service-based vesting over the following two years. Specifically, 50% of any earned financial incentive PSUs vested upon the date of financial performance certification in Feb. 2026; 25% of the earned PSUs will vest on Feb. 15, 2027; and the remaining 25% of the earned PSUs will vest on Feb. 15, 2028, in each case, subject to the recipient’s continued service through each vesting date. The Talent, Culture and Compensation Committee deemed this structure to be appropriate given our recurring revenue business model makes one-year performance highly impactful on our long-term success, and allows for more rigorous goal-setting than a three-year performance period. The Committee also considered this structure to be consistent with the practices of many peer companies with whom we compete for talent.

Long-Term Incentive Performance Against Targets

Metric		Threshold	Target	High	Maximum	Weight	Adjusted Results(1)(2)	% of Target Achieved	Payout

Financial Incentive Award(1)(2)(3)	Revenue	$8,867.7M	$9,334.4M	n/a	$9,801.1M		$9,294M	99.6%	91.4%

	AFFO/Share	$36.30/Share	$38.21/ Share	$39.35 /Share	$42.03/Share		$38.51/Share	100.8%	105.2%

							Combined Result		98%
(1)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(2)Programmatic adjustments, such as under the annual incentive plan, are made to ensure that we measure performance based on activities within the control of Equinix and our employees and exclude the impact of external or nonrecurring factors in a given year. Such adjustments may be positive or negative, and for 2025 adjustments to revenue and AFFO/Share included fluctuations in foreign currencies between budget estimates and actual rates, capital market activity, lease conversion impacts, other normalizing items, and one-time-adjustments not contemplated by Equinix at the time the performance goals were established.

For each metric noted above, the number of PSUs earned was determined upon certification by the Talent, Culture and Compensation Committee that Equinix had achieved at least the threshold performance level noted above. In setting these goals, the Talent, Culture and Compensation Committee sought to incentivize stretch performance by setting threshold goals in alignment with the company’s 2025 operating plan, with target goals requiring performance meaningfully above plan. In addition, achievement of threshold performance for both revenue and AFFO/share required performance meaningfully above prior year targets and actual performance achieved for both measures. Performance against these goals was adjusted in the same manner as described above with respect to our annual incentive awards.

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2025 TSR Awards
The number of shares to be earned under the TSR Performance-Based Awards granted in 2025 will be determined based on the TSR of EQIX as measured against the TSR of the S&P 500 Total Return Index (“SPTR”) over a three-year performance period, calculated using the 30-day trading averages for both EQIX and the SPTR prior to the start (Jan. 1, 2025) and the end (Dec. 31, 2027) of the performance period. The number of PSUs vesting under the TSR Performance-Based Awards scales up or down such that the target shares increase or decrease by 2% for every 1% that Equinix’s TSR exceeds or falls below the SPTR. Accordingly, payouts are reduced meaningfully for performance below target, and no payout can be achieved for performance that falls 50% or more below the TSR of the SPTR over the performance period. The Talent, Culture and Compensation Committee believes a broad-based index like the SPTR, rather than a specific REIT or technology industry index, is most appropriate given the effect of the company’s hybrid Technology-REIT business on our competitive and marketing positioning discussed in the section titled, “Our Compensation Peer Group” below.
The maximum number of shares that can be earned under this award is 200% of target. However, the payout for the TSR Performance-Based Awards granted in 2025 cannot exceed target if EQIX’s absolute TSR is negative over the performance period. Vesting will occur in early 2028 upon certification by the Talent, Culture and Compensation Committee of actual TSR for the performance period, subject to the recipient’s continued service through the vesting date.
2023 TSR Awards Achievement
In Jan. 2026, the Talent, Culture and Compensation Committee certified performance under the 2023 TSR Performance-Based Awards that measured the TSR of EQIX against the TSR of the Russell 1000 over the three-year performance period ending Dec. 31, 2025. This performance resulted in a 0% payout as illustrated below.

Metric	Threshold	Target	Maximum	Weight	Results	Payout

rTSR Performance-Based Award	-50%	Index	+50%		59.63% less than R1000 Index 3-year TSR performance	A payout of 0% of the target number of shares.

Equity Received
Based on these results, each named executive officer received 98% of their target 2025 Financial Incentive Award and 0.0% of their target 2023 TSR award as follows:

Names	Financial Performance Award Release Date	Financial Performance Award Shares Earned for 2025 Performance Period (#)			TSR Release Date	TSR Award Shares Earned for 2023-2025 Performance Period (#)
		Earned	Vested	Banked

Adaire Fox-Martin(1)	02/17/2026	10,594	5,297	5,297	N/A	N/A
Keith Taylor	02/17/2026	4,793	2,397	2,396	01/15/2026	0
Raouf Abdel	02/17/2026	3,279	1,640	1,639	01/15/2026	0
Jon Lin	02/17/2026	3,027	1,514	1,513	01/15/2026	0
Shane Paladin(1)	02/17/2026	3,252	1,626	1,626	N/A	N/A
(1)Ms. Fox-Martin and Mr. Paladin commenced work at Equinix in June 2024 and July 2025, respectively, and therefore did not hold the TSR award granted in 2023.

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COMPENSATION DECISION-MAKING FRAMEWORK
Governance Policies and Practices
Our executive compensation philosophy is complemented by the following governance best practices:

WHAT WE DO

Compensation Practice	Company Policy

Pay for performance	The majority of named executives’ target total direct compensation is performance-based and tied to pre-established goals aligned with our short- and long-term strategic objectives.
Rigorous performance goals	We ensure all program metrics—including strategic and sustainability goals—are objective and require stretch performance.
Stockholder engagement	We are committed to ongoing engagement with our stockholders and feedback received informs our compensation decision-making.
Limit on cash severance
We will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.

Stock ownership guidelines
Our Chief Executive Officer and her direct reports (including the named executive officers) are subject to stock ownership guidelines, at a level of six times and three times base salary, respectively. We do not count unearned performance awards or unvested awards toward these guidelines.

Independent committee	The Talent, Culture and Compensation Committee is comprised solely of independent members of our Board.
Independent consultant	An independent compensation consultant, Compensia, is retained directly by the Talent, Culture and Compensation Committee and performs no other work for Equinix.
Tally sheets	The Talent, Culture and Compensation Committee reviews tally sheets when making executive compensation decisions.
Compensation risk assessment	In 2026, we conducted a risk assessment of our compensation programs and presented the results to the Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee considered the findings of the assessment and agreed with our conclusion that our compensation programs are not reasonably likely to have a material adverse effect on Equinix.
Limited tax gross-ups	Named executive officers at Equinix are not offered any tax gross-ups (other than in connection with expenses related to our annual sales reward trip, a relocation or international assignment).

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WHAT WE DON’T DO

Compensation Practice	Company Policy

No single trigger vesting	Our named executive officers are not offered single trigger vesting on a change-in-control.
No significant perquisites	Our named executive officers are not offered significant perquisites.
No hedging allowed
We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts. No categories of hedging transactions are specifically permitted.

No pledging allowed absent exception
Our executives (including the named executive officers) and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.

Our Compensation Peer Group
Our compensation peer group is made up of technology companies with similar financial characteristics to Equinix and also includes a targeted number of REITs. This mix was intentionally developed to more heavily weight technology companies with whom we primarily compete for executive talent, and to reflect Equinix’s market-leading position as the largest data center REIT globally. The Talent, Culture and Compensation Committee does not believe that a peer group composed predominantly of REITs would appropriately reflect the company’s scale or talent pool.

Criteria considered*:
8Revenues of approximately 0.5x to 2x Equinix’s trailing four quarters of revenue
8Market capitalization of approximately 0.33x to 3x Equinix’s then-current 30-day trading day average
8Whether we compete with the company for executive talent
8With respect to REITs, the similarity of scale and data center focus

*Each peer group member was chosen based on one or more of the factors listed above, but not all factors are relevant for all peer companies.

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As part of our annual review process, we make adjustments to our peer group as necessary to account for M&A activity over the course of the year, and to ensure our peers continued to meet the criteria outlined above.
Following this review, the Talent, Culture and Compensation Committee determined to remove two technology companies due to M&A activity, and accordingly add two new prominent, high-growth technology companies to maintain a comparably sized peer group for purposes of the Talent, Culture and Compensation Committee’s 2025 compensation review and decisions. This peer group consisted of the following 21 companies.

	TECHNOLOGY	REITS

Adobe
Akamai Technologies
Arista Networks
Autodesk
Block†
	Cadence Design Systems	American Tower
	Cloudflare†	Crown Castle Intl
	eBay	Digital Realty Trust
	Electronic Arts	Prologis
Fortinet
Intuit
Palo Alto Networks
PayPal Holdings
Salesforce
ServiceNow
Synopsys
Workday

†	Denotes newly added peers. Splunk and VMware were removed as peers for 2025 as a result of recent M&A activity.

While the Talent, Culture and Compensation Committee reviews the market data in determining compensation, it does not specifically target a certain percentile of the market for overall compensation or for any particular element of compensation. Instead, it considers the overall range of the market data, as well as the alignment of the position in the overall market to the executive’s actual role and responsibilities, when setting compensation for an executive role. Based on this information, the company seeks to provide a competitive base salary and target bonus, and to concentrate the executive’s compensation in their equity awards, to better align the executive’s interests with those of our stockholders and to focus on our overall long-term performance.
The Talent, Culture and Compensation Committee uses peer group survey data, proxy statement data and the AON/Radford High Technology compensation survey to define our competitive market. We used market data from a subset of the AON/Radford High Technology compensation survey to support benchmarking for our executive positions for 2025 compensation decisions. In 2024, we also participated in the AON/Radford High Technology compensation survey and used market data from a subset of the survey to support benchmarking for our executive positions for 2025 compensation decisions.

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Compensation-Setting Process
Talent, Culture and Compensation Committee
Our executive compensation program is designed and administered under the direction and oversight of the Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee reviews and approves our overall executive compensation program, policies and practices, and sets the compensation of our named executive officers. In doing so, the Talent, Culture and Compensation Committee reviews the executive compensation levels of our named executive officers at least annually to determine positioning to the competitive market.
The Compensation Consultant
The Talent, Culture and Compensation Committee engages Compensia as its independent consultant to advise it on matters related to compensation for directors, executive officers and other key employees, and on best practices to follow as it reviews and makes decisions on Equinix’s compensation programs. The compensation consultant reports directly to the Talent, Culture and Compensation Committee, and the Talent, Culture and Compensation Committee has the sole power to terminate or replace the consultant at any time.
In connection with the 2025 compensation decisions, Compensia provided the Talent, Culture and Compensation Committee with a review of incentive practices, including current practices, market practices and potential alternatives; assessed our executives’ compensation relative to peer and broader market practices; reviewed proposed compensation arrangements for new executives; and reviewed our proposed changes to pay levels and performance metrics. This process includes the use of “tally sheets” outlining the total dollar compensation paid to each named executive officer in 2020-2024, including base salary, annual incentive compensation, long-term equity compensation and other compensation.
Compensia continues to advise the Talent, Culture and Compensation Committee on an ongoing basis, and a representative from the firm attends most Talent, Culture and Compensation Committee meetings. Compensia also provides routine updates to the Talent, Culture and Compensation Committee regarding legal and regulatory trends. In 2025, Compensia also provided the Talent, Culture and Compensation Committee with compensation governance support as requested, including review of compensation-related disclosures.
The Talent, Culture and Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and concluded that Compensia’s work for the Talent, Culture and Compensation Committee does not raise a conflict of interest and that Compensia is independent under such standards.
Our Chief Executive Officer and Management
Members of management support the Talent, Culture and Compensation Committee in its work by preparing periodic analysis and modeling related to our compensation programs and providing frequent updates on programs that fall under the Talent, Culture and Compensation Committee’s responsibility.
The Chief Executive Officer, as the manager of the executive team, assesses the named executive officers’ contributions to Equinix’s performance and makes a recommendation to the Talent, Culture and Compensation Committee with respect to any merit increase in base salary, target annual incentive compensation opportunity and equity awards for each named executive officer, other than herself. The chairperson of the Talent, Culture and Compensation Committee conducts a similar evaluation of our Chief Executive Officer. The Chief Executive Officer, or the Talent, Culture and Compensation Committee chair in the case of the Chief Executive Officer, recommends any adjustments to each element of compensation in light of their assessment of the competitiveness of the executive’s compensation and the additional factors noted above, with the goal of paying each executive competitively based on an assessment of their overall performance and situation.
Equinix’s Chief Executive Officer attends Talent, Culture and Compensation Committee meetings and reviews and provides input on agendas and compensation proposals and recommendations brought before the Talent, Culture and Compensation Committee for review and approval, but is not present during any discussion of her own compensation.

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OTHER COMPENSATION PRACTICES AND POLICIES
Severance, Change-In-Control and Other Post-Employment Programs
As described in detail under “Potential Payments Upon Termination or Change-In-Control” in this proxy statement, until Feb. 2026, we offered our named executive officers a cash severance payment equal to 200% of the officer’s annual base salary plus target bonus, and accelerated vesting of equity awards, in the event of a qualifying termination after a change-in-control (i.e., a “double-trigger” severance benefit). Additionally, certain executive officers were entitled to 100% of the officer’s annual base salary plus target bonus in the event of a qualifying termination absent a change-in-control. From time to time, we have offered additional severance benefits in connection with offers of employment. In Feb. 2026 our Talent, Culture and Compensation Committee approved an Executive Severance Plan for our executive officers, including our named executive officers, with the exception of our Chief Executive Officer, whose severance benefits are governed by a separate agreement. These new severance arrangements for our named executive officers are further described below under “Potential Payments Upon Termination or Change-In-Control” and under “2026 Severance Arrangements.”
We operate in a highly competitive market and industry and in geographic regions that are exceptionally competitive for executive talent. We believe these benefits are important to attract and retain top talent, and to be appropriately consistent with market practices. Further, in the event of a change-in-control of Equinix, we believe these provisions protect stockholders’ interests by encouraging our executive officers to continue to devote their attention to their duties and to facilitate an acquisition with minimized distraction, and by neutralizing any bias the executive officers might have in evaluating acquisition proposals. In addition, we believe that the events triggering payment, both a change-in-control and an involuntary or constructive termination of employment, and then only when there is no misconduct by the executive officer, are reasonable hurdles for the ensuing rewards.
Benefits and Perquisites
Retirement, life, health and other welfare benefits at Equinix are the same for all eligible employees, including the named executive officers, and are designed to be aligned to our competitive market. Equinix shares the cost of health and welfare benefits with all of our eligible employees and offers an employer matching contribution to participant contributions to our 401(k) plan, for which all U.S. employees, including the named executive officers, are eligible. In 2025, the maximum match was $10,500. In addition, the Talent Culture and Compensation Committee has approved an executive physical program to proactively manage health risks for our executive officers.
All RSU awards granted to Equinix employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to their estate; provided, however, in the case of PSUs, that the RSUs have been earned based on actual performance results. We believe this to be an appropriate market benefit to offer to our employees and their families.
In 2025, our named executive officers had family accompany them to certain company events. Certain of our named executive officers also used our company suites for personal use or invited personal guests to attend events at these suites. Certain of our named executive officers are also offered Global Services membership with United Airlines at no additional cost to Equinix. In addition, certain of our named executive officers used our executive physical program.
In 2025, Ms. Fox-Martin received $194,408 in perquisites and tax-gross ups in connection with her relocation to the United States from Ireland after her appointment as Chief Executive Officer and President in 2024. This included: (a) $104,779 in tax advice and $34,007 in tax gross-ups related to this perquisite; (b) $9,126 in relocation costs including car rentals and pet shipment and $9,972 in tax gross-ups related to this perquisite; (c) $17,453 in temporary housing and $19,071 in tax gross-ups related to this perquisite. Ms. Fox- Martin also received perquisites of $15,493 in connection with spousal attendance at the 2025 annual sales reward trip and certain tax reimbursements and gross-ups related to this trip. Ms. Fox-Martin also received perquisites related to spousal attendance and travel to certain other company-sponsored and company-related events as well as tax support.
In 2025, Mr. Paladin received legal fee reimbursements related to his hiring negotiations. Mr. Lin also received $75,000 in perquisites to attend an executive leadership program and related executive coaching.
None of our named executive officers received tax gross-ups or other amounts during 2025 for the payment of taxes in connection with any

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compensation payments. However, Ms. Fox-Martin received tax gross-ups related to relocation expenses to support her move from Ireland to California as discussed above, and named executive officers received tax gross-ups for the taxable amount of the expenses related to spouse attendance at company events in 2025 if applicable.
For a complete summary of perquisites received by the named executive officers in 2025, see the 2025 Summary Compensation Table elsewhere in this proxy statement.
Equity Grant Practices
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of granting of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant new awards of options or similar awards, the Board and the Talent, Culture and Compensation Committee will evaluate the appropriate steps to take in relation thereto.
Stock Ownership Guidelines
The Talent, Culture and Compensation Committee has adopted stock ownership guidelines designed to closely align the interests of our senior leaders (including our named executive officers) with the long-term interests of our stockholders. Our executive officers are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:
•Chief Executive Officer: Six times base salary
•Chief Executive Officer executive staff (including all executive officers other than the Chief Executive Officer): Three times base salary
Each executive officer is expected to meet the new applicable guideline level within two years, or within five years of becoming subject to these requirements, and to continuously own sufficient shares to meet the guideline level for as long as they remain an executive officer.
As of Dec. 31, 2025, all executives subject to the guidelines were in compliance or had time remaining to meet the applicable ownership levels.
Clawback Policy
We maintain a policy related to the recoupment of incentive compensation paid to executive officers commonly referred to as a clawback policy consistent with the requirements of Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related Nasdaq listing standards.
Prohibition of Hedging and Pledging
Our Securities Trading Policy prohibits our Board members, officers, employees and consultants from engaging in certain transactions related to Equinix’s common stock, such as transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market. It also prohibits engaging in hedging transactions, such as collars and forward sale contracts. Our executives and members of the Board are also prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.

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Talent, culture and compensation committee report
Equinix’s Talent, Culture and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Talent, Culture and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.
The Talent, Culture and Compensation Committee:
Sandra Rivera, Chairperson
Nanci Caldwell
Dr. Yanbing Li

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Executive compensation tables and related information
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation awarded to, earned by, or paid to each individual who served as Equinix’s “principal executive officer” or Equinix’s “principal financial officer” during the 2025 fiscal year, and Equinix’s three other most highly compensated executive officers for the fiscal year (collectively, our “named executive officers”).

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)

Adaire Fox-Martin Chief Executive Officer & President	2025	1,000,000	—	21,416,951	43	237,891	(5)	22,654,885
	2024	538,462	—	35,676,826	121	385,839		36,601,248
Keith Taylor Chief Financial Officer	2025	680,000	—	9,533,014	713	33,785	(6)	10,247,512
	2024	680,000	—	10,057,804	318	34,739		10,772,861
	2023	680,000	—	10,916,747	249	45,808		11,642,804
Raouf Abdel EVP, Global Operations	2025	572,923	—	6,584,983	767	31,833	(7)	7,190,506
	2024	506,346	—	6,940,184	521	14,936		7,461,987
Jon Lin Chief Business Officer(8)	2025	620,615	—	6,171,543	622	122,443	(8)	6,915,223
	2024	466,923	—	6,373,516	212	34,736		6,875,387
Shane Paladin Chief Customer & Revenue Officer	2025	320,717	250,000	7,062,755	568	18,275	(9)	7,652,315
(1)Reflects calendar year amount paid for the applicable year.
(2)Reflects the aggregate grant date fair value of stock awards granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. For 2025, includes the following stock awards granted to our named executive officers: (a) performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2025, for which the amounts in this column were determined assuming earning of 100% of the target grant date fair value, which was determined to be the probable outcome at the time of grant; the following amounts represent the value of these awards assuming the maximum level of 200% is achieved at the grant dates of Mar. 11, 2025: $18,081,181 (Fox-Martin), $8,180,100 (Taylor), $5,596,118 (Abdel), $5,166,291 (Lin); and $5,022,975 (Paladin); (b) performance-based stock awards tied to relative TSR, for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the three-year performance period for such awards; (c) service-based stock awards; and (d) performance-based bonus awards earned under the 2025 annual incentive plan and paid in the form of fully vested RSUs, for which the amounts in this column represent a payout at 99% of the target bonus for each named executive officer (except for any fractional RSUs that were paid in cash, the dollar amount of which is shown in the “Non-Equity Incentive Plan Compensation” column) as described in footnote 3. For 2024 and 2023, includes performance-based stock awards tied to revenue and AFFO/Share performance for fiscal 2024 and 2023, respectively, for which the amounts in this column were determined assuming earning of 100% of the target grant date fair value, which was determined to be the probable outcome at the time of grant. See Note 1 and Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 11, 2026, for a discussion of the assumptions made by Equinix in determining the values of our equity awards.
(3)The 2025 annual incentive plan provided for payment of bonuses based on performance, and as in recent years, amounts earned by the named executive officers were paid in fully vested RSUs (with any fractional RSUs being paid in cash), rather than payment of the entire bonus in cash. The portion of the bonus payable in the form of RSUs that was earned under the 2025 annual incentive plan is included in the “Stock Awards” column for 2025 and the cash amount paid in respect of fractional RSUs is included in the “Non-Equity Incentive Plan Compensation” column for 2025. On Feb. 6, 2026, the Talent, Culture and Compensation Committee determined that the bonuses under the 2025 annual incentive plan for the named executive officers would be paid at 99% of target based on actual performance in the following amounts: $1,980,000 (Fox-Martin), $740,520 (Taylor), $569,250 (Abdel), $618,750 (Lin), and $289,677 (Paladin). Mr. Paladin’s bonus amount was pro-rated based upon his start date in July 2025. The portion of these bonus amounts that was paid in fully vested RSUs is included in the “Stock Awards” column for 2025 (with the dollar value of any fractional RSUs that were paid in cash shown in the “Non-Equity Incentive

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Compensation” column). On Mar. 11, 2026, the following number of fully vested RSUs was issued to each named executive officer in payment of the 2025 bonus awards: 2,034 (Fox-Martin), 760 (Taylor), 584 (Abdel), 635 (Lin), and 297 (Paladin) (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on the grant date of Mar. 11, 2026). The performance criteria and other terms of the 2025 annual incentive plan are discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement.
(4)Amounts include matching contributions made by Equinix to the named executive officers’ respective 401(k) plan accounts in the following amounts: $10,500 (Fox-Martin), $10,500 (Taylor), $10,500 (Abdel), $10,500 (Lin), and $4,846 (Paladin). All Equinix U.S. employees are eligible for our 401(k) plan matching program.
(5)In 2025, Ms. Fox-Martin received $194,408 in perquisites and tax-gross ups in connection with her relocation to the United States from Ireland after her appointment as Chief Executive Officer and President in 2024. This included: (a) $104,779 in tax advisory fees and $34,007 in tax gross-ups for this perquisite; (b) $9,126 in relocation costs including car rentals and pet shipment and $9,972 in tax gross-ups related to this perquisite; and (c) $17,453 in temporary housing and $19,071 in tax gross-ups related to this perquisite. Ms. Fox-Martin also received perquisites of $15,493 in connection with spousal attendance at the 2025 annual sales reward trip and certain tax reimbursements and gross-ups related to that trip. Ms. Fox-Martin also received perquisites related to spousal attendance and travel to certain other company-sponsored and company-related events, tax support, and benefits under the executive physical program.
(6)For Mr. Taylor, his 2025 compensation includes spousal attendance at certain company-sponsored events, spousal attendance and certain tax reimbursements and gross-ups related to the 2025 annual sales reward trip, personal use of company suites, attendance of personal guests at company suites at no incremental cost to Equinix, and benefits under the executive physical program.
(7)For Mr. Abdel, his 2025 compensation includes spousal attendance at certain company-sponsored events, spousal attendance and certain tax reimbursements and gross-ups related to the 2025 annual sales reward trip, and benefits under the executive physical program.
(8)For Mr. Lin, his 2025 compensation includes spousal attendance at the 2025 annual sales reward trip and $13,407 in tax gross-ups related to this perquisite, and benefits under the executive physical program. Mr. Lin also received $75,000 in perquisites to attend an executive leadership program and receive related executive coaching.
(9)For Mr. Paladin, his 2025 compensation includes reimbursements for attorney fees related to his offer letter negotiations and spousal attendance at certain company-sponsored events.

Equinix has not entered into employment agreements with any of the named executive officers, other than at-will offer letters. Equinix had entered into severance agreements pursuant to which each named executive officer was entitled to cash severance upon certain terminations of employment, and our named executive officers were also entitled to equity vesting acceleration benefits in connection with certain terminations of employment and a change-in-control of Equinix, as well as if, in a change-in-control, the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards. These severance arrangements were superseded in Feb. 2026 by the adoption of the Executive Severance Plan and an Amended and Restated Severance Agreement with Ms. Fox-Martin. See the sections titled “Potential Payments upon Termination or Change-in-Control” and “2026 Severance Arrangements” elsewhere in this proxy statement for detailed information.
Equinix does not have defined benefit pension plans or non-qualified deferred compensation plans for the named executive officers.

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2025 GRANTS OF PLAN-BASED AWARDS
The table below sets forth each non-equity incentive plan award and equity award granted to Equinix’s named executive officers during or in respect of fiscal year 2025 (with the exception of RSUs granted in payment of our 2024 annual incentive plan bonuses which were previously disclosed in the 2024 Grants of Plan-Based Awards table in our 2025 proxy statement).

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock Awards(2) ($)

			Target/Maximum(1) ($)	Threshold (#)	Target (#)	Maximum (#)

Adaire Fox-Martin	03/11/2025(3)	03/11/2025		0	10,811	21,622		9,040,591
	03/11/2025(4)	03/11/2025		920	4,600	9,201		4,048,506
	03/11/2025(5)	03/11/2025					7,591	6,347,898
	03/11/2026(7)	02/06/2026					2,034	1,979,957
Keith Taylor	03/11/2025(3)	03/11/2025		0	4,891	9,782		4,090,050
	03/11/2025(4)	03/11/2025		416	2,081	4,162		1,831,509
	03/11/2025(5)	03/11/2025					3,434	2,871,648
	03/11/2026(7)	02/06/2026					760	739,807
Raouf Abdel	03/11/2025(3)	03/11/2025		0	3,346	6,692		2,798,059
	03/11/2025(4)	03/11/2025		285	1,424	2,848		1,253,277
	03/11/2025(5)	03/11/2025					2,350	1,965,164
	03/11/2026(7)	02/06/2026					584	568,483
Jon Lin	03/11/2025(3)	03/11/2025		0	3,089	6,178		2,583,145
	03/11/2025(4)	03/11/2025		263	1,314	2,629		1,156,465
	03/11/2025(5)	03/11/2025					2,169	1,813,805
	03/11/2026(7)	02/06/2026					635	618,128
Shane Paladin	07/12/2025(3)	07/09/2025		0	3,319	6,638		2,511,487
	07/12/2025(4)	07/09/2025		282	1,412	2,824		717,776
	07/12/2025(5)	07/09/2025					2,330	1,763,111
	07/12/2025(6)	07/09/2025					2,354	1,781,272
	03/11/2026(7)	02/06/2026					297	289,109
(1)Our 2025 annual incentive plan provided for payment of bonuses based on the achievement by Equinix of the revenue and AFFO/Share goals in its 2025 operating plan, as adjusted by the Strategic Modifier, with amounts earned by the named executive officers to be paid in the form of fully vested RSUs and any fractional shares being paid in cash. Because each individual’s target bonus is a specified percentage of base salary, the target bonus amount is based on the annual base salary in effect at the end of the year when bonuses are calculated. On Feb. 6, 2026, the Talent, Culture and Compensation Committee determined that the bonuses under the 2025 annual incentive plan for the named executive officers would be paid at 99% of target based on actual performance. For Ms. Fox-Martin, Mr. Taylor, Mr. Abdel, Mr. Lin, and Mr. Paladin, the amounts shown in the “All Other Stock Awards” column of this table include the number of RSUs that were granted on Mar. 11, 2026, with respect to the bonuses earned under our 2025 annual incentive plan (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on Mar. 11, 2026, of $973.43, rounded down to the nearest whole share). Mr. Paladin’s payment is the prorated amount of the 99% of target based upon his start date in July 2025. Additional information on the payment of the 2025 annual incentive plan bonuses is set out in footnote 3 to the Summary Compensation Table.
(2)The amounts in this column represent the aggregate grant date fair value of the equity awards calculated in accordance with FASB ASC Topic 718. See footnote 2 to the Summary Compensation Table. Also see Note 1 and Note 12 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on Feb. 11, 2026, for a discussion of the assumptions made by Equinix in determining the grant date fair values of our equity awards.

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(3)These are performance-based RSUs eligible to be earned based on revenue and AFFO/Share goals for fiscal 2025. None of these RSUs would be earned unless Equinix achieved greater than 95% of revenue and/or AFFO/Share goals for 2025, with the actual number of RSUs (ranging from the “threshold” to the “maximum” amounts in the table) based on the extent to which Equinix achieved the goals. The earned RSUs would then vest, subject to continued service as follows: 50% in Feb. 2026 and an additional 25% in each of Feb. 2027 and Feb. 2028. As further described in “Compensation Discussion and Analysis” above, in Feb. 2026, our Talent, Culture and Compensation Committee determined that the number of RSUs earned was at 98% of the target level, based on our achievement of our 2025 revenue and AFFO/Share goals. These RSUs were granted under our 2020 Equity Incentive Plan.
(4)These are performance-based RSUs eligible to be earned based on relative TSR over a three-year period. The RSUs may be earned based on achievement of relative TSR for the three-year period from 2025 through 2027, as further described above in “Compensation Discussion and Analysis.” The extent to which these RSUs are earned will be determined in early 2028, at which time they will vest to the extent earned. These RSUs were granted under our 2020 Equity Incentive Plan.
(5)These service-based RSUs vest over three years in equal annual installments on Jan. 15 (or next subsequent trading day) of each of 2026, 2027 and 2028. These RSUs were granted under our 2020 Equity Incentive Plan.
(6)These are sign-on service-based RSUs, of which 35% vested on Oct. 7, 2025, followed by equal installments of 21.67% on each Mar. 1st and Sep. 1st thereafter until fully vested. These RSUs were granted under our 2020 Equity Incentive Plan.
(7)Amounts in this row reflect the bonus awards payable in the form of fully vested RSUs granted under the 2025 annual incentive plan, as further explained in footnote 1 to this table and in footnote 3 to the Summary Compensation Table. The Grant Date of Mar. 11, 2026 shown is the date on which RSUs were granted to each named executive officer in payment of their 2025 bonus awards (with any fractional RSUs paid in cash), as approved by the Talent, Culture and Compensation Committee. Mr. Paladin’s payment is the prorated amount of the 99% of target based upon his start date in July 2025. The Approval Date of Feb. 6, 2026 shown is the date on which the Talent, Culture and Compensation Committee determined that the bonuses under the 2025 annual incentive plan for the named executive officers would be paid at 99% of target. These RSUs were granted under our 2020 Equity Incentive Plan.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table sets forth information regarding all unvested stock awards held by each of our named executive officers as of Dec. 31, 2025. None of our named executive officers held outstanding stock options at Dec. 31, 2025.

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Adaire Fox-Martin	5,337	(3)	4,234,589
	10,594	(4)	8,268,810
	5,260	(6)	4,173,494
	7,591	(7)	5,922,726
				4,782	(9)	3,794,230
				4,600	(10)	3,589,058
	5,645	(12)	4,478,969
	339	(13)	282,926
	364	(13)	299,445
	353	(13)	285,799
Keith Taylor	1,096	(2)	894,829
	2,222	(3)	1,772,489
	4,793	(4)	3,741,021
	1,782	(5)	1,454,914
	2,189	(6)	1,746,165
	3,434	(7)	2,679,310
	0	(8)	0
				1,991	(9)	1,588,221
				2,081	(10)	1,623,659
Raouf Abdel	515	(2)	420,472
	1,036	(3)	826,417
	3,279	(4)	2,559,317
	838	(5)	684,185
	1,021	(6)	814,452
	2,350	(7)	1,833,541
	0	(8)	0
				929	(9)	741,063
				1,424	(10)	1,111,048
	1,456	(11)	1,142,844

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	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Jon Lin	458	(2)	373,934
	1,036	(3)	826,417
	3,027	(4)	2,362,629
	744	(5)	607,439
	1,021	(6)	814,452
	2,169	(7)	1,692,319
	0	(8)	0
				929	(9)	741,063
				1,314	(10)	1,025,222
	1,092	(11)	857,133
Shane Paladin	3,252	(4)	2,522,685
	2,330	(7)	1,807,008
				1,412	(10)	1,095,062
	1,530	(14)	1,186,576
(1)Computed in accordance with SEC rules as the number of unvested units (which include accrued dividend equivalent units) multiplied by the closing price of Equinix’s common stock on the last trading day at the end of the 2025 fiscal year, which was $766.16 on Dec. 31, 2025. The actual value realized by the officer will depend on whether the award vests and the future performance of Equinix’s common stock.
(2)These performance-based units were granted in fiscal 2023 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2023 revenue, digital services revenue, and AFFO/Share goals. These share numbers reflect the remaining amount actually earned for performance during fiscal 2023, as determined in Feb. 2024, vesting in Feb. 2026.
(3)These performance-based units were granted in fiscal 2024 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2024 revenue and AFFO/Share goals. These share numbers reflect the remaining amount actually earned for performance during fiscal 2024, as determined in Feb. 2025, with 50% of these RSUs vesting in each of Feb. 2026 and Feb. 2027.
(4)These performance-based units were granted in fiscal 2025 and were eligible to be earned depending on whether and to what extent Equinix achieved its 2025 revenue and AFFO/Share goals. These share numbers reflect the maximum amount actually earned for performance during fiscal 2025, as determined in Feb. 2026, with 50% of the RSUs vesting in Feb. 2026 and 25% of the RSUs vesting in each of Feb. 2027 and Feb. 2028.
(5)These service-based units were granted in fiscal 2023 and vest subject to continuous service throughout the vesting period. These vest in Jan. 2026.
(6)These service-based units were granted in fiscal 2024 and vest subject to continuous service throughout the vesting period. These vest in two remaining equal annual installments on Jan. 15 of each of 2026 and 2027.
(7)These service-based units were granted in fiscal 2025 and vest subject to continuous service throughout the vesting period. These vest in three equal annual installments on Jan. 15 of each of 2026, 2027 and 2028.
(8)These performance-based units were granted in fiscal 2023 and were eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2025. The share numbers in this table represent the number of units that were earned based on actual TSR performance for this period which reflects a payout at 0% of the target level as determined by our Talent, Culture and Compensation Committee on Jan. 15, 2026. No units were vested.
(9)These performance-based units were granted in fiscal 2024 and are eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2026. The share numbers in this table represent the target potential payout. The units, to the extent earned, will vest in early 2027 upon determination by our Talent, Culture and Compensation Committee.

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(10)These performance-based units were granted in fiscal 2025 and are eligible to be earned depending on meeting a relative TSR goal for the three-year period ending Dec. 31, 2027. The share numbers in this table represent the target payout. The units, to the extent earned, will vest in early 2028 upon determination by our Talent, Culture and Compensation Committee.
(11)These remaining promotion service-based RSUs, granted in 2024, vest in equal installments as to 16.67% of the RSUs granted each June 1st and Dec. 1st until fully vested.
(12)These remaining sign-on service-based RSUs, granted in 2024, vest in equal installments semi-annually on each June 1st and Dec. 1st until fully vested. This award's value was equivalent to equity awards Ms. Fox-Martin forfeited upon separating from her prior employer.
(13)These service-based units were granted in fiscal years 2021, 2022, and 2023, with a one year vest for continuous service as a member of the Equinix Board of Directors. These units have vested although receipt of such shares has been deferred until Ms. Fox-Martin separates service.
(14)These remaining service-based RSUs, granted upon hire in 2025, vest in equal installments as to 21.67% of the RSUs granted each Mar. 1st and Sep. 1st until fully vested.
2025 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of RSUs that vested during fiscal year 2025 including the fully vested RSUs issued in payment of the 2024 annual incentive plan awards. None of our named executive officers acquired shares upon exercise of options during fiscal year 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Adaire Fox-Martin	20,907	18,240,497
Keith Taylor	11,866	11,140,097
Raouf Abdel	6,558	6,066,894
Jon Lin	6,403	5,950,382
Shane Paladin	824	652,418
(1)Value realized is based on the closing value of our common stock on the vesting date, multiplied by the number of shares or units vested, along with any accrued dividend equivalents, and does not necessarily reflect proceeds actually received by the named executive officer.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Severance Agreements
In Feb. 2026 our Talent, Culture and Compensation Committee approved an Executive Severance Plan for our executive officers, including our named executive officers, with the exception of Ms. Fox-Martin, whose severance benefits are governed by a separate agreement. From Feb. 2026, with the exception of Mr. Taylor who retired as Chief Financial Officer as of March 16, 2026, and is no longer eligible for severance benefits in his new role of Special Advisor (as discussed above in the section titled "Named Executive Officers"), the named executive officers' severance arrangements will be governed by the new Executive Severance Plan, or in the case of Ms. Fox-Martin, by her severance agreement as amended and restated as of Feb. 6, 2026, to better align certain of her severance benefits to those in the Executive Severance Plan. These new severance arrangements for our named executive officers are further described below under "2026 Severance Arrangements."
We had previously entered into severance agreements with each of our named executive officers, other than Mr. Paladin who commenced employment with Equinix in July 2025 and whose eligibility for severance is governed by the Executive Severance Plan, as further described below.
Under their severance arrangements as in effect on Dec. 31, 2025, only Ms. Fox-Martin, Mr. Paladin and Mr. Taylor are entitled to benefits if Equinix terminates their employment for any reason other than cause or if they voluntarily resign for good reason. Additionally, the offer of employment made to Ms. Fox-Martin contains certain severance benefits.
These severance benefits as in effect on Dec. 31, 2025, are described in more detail below.
In Mar. 2023, our Talent, Culture and Compensation Committee formally resolved to adhere to a practice of limiting any cash severance benefits as a multiple of an executive officer’s annual base salary plus target bonus. As a result, we will not enter into any new employment agreement, severance agreement or similar arrangement (or any related amendment or renewal) with any of our executive officers, or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without seeking stockholder approval of such agreement, plan, policy or arrangement.
Ms. Fox-Martin Severance Agreement
In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreement for Ms. Fox-Martin, or her offer of employment, as the case may be, provides for the following benefits if she signs a general release of claims:
•A lump sum severance payment equal to 100% of her annual base salary and target bonus (disregarding any reductions of either base salary or target bonus which occurred during the 12 months prior and which constituted good reason).
•A pro-rated portion of her annual bonus for the year of termination, based on actual company performance and paid at the same time bonuses for such year are paid to other executives at the company.
•Regarding her equity grant received at the commencement of employment intended to compensate for compensation forfeited from her prior employer, the award will vest in full.
•Regarding her additional equity grants, the portion of her outstanding equity awards that would have vested on the next-occurring vesting date shall vest pro rata, provided that awards subject to performance shall be earned based on actual performance determined at the end of the performance period.
•If she elects to continue health insurance coverage under COBRA, then Equinix will pay her monthly premium under COBRA for up to the 18-month period following cessation of her employment.
•Finally, her severance agreement states that she is entitled to any accrued benefits upon any separation under any circumstances.
Under Ms. Fox-Martin’s severance agreement, if (i) a change-in-control of Equinix occurs and (ii) she incurs either a resignation for good reason or an involuntary termination without cause at any time within three months prior to or 12 months following the change-in-control, then she will receive the following benefits if she signs a general release of claims:
•A lump sum severance payment equal to 200% of her annual base salary and target bonus (disregarding any reductions of either base salary or target bonus which occurred during the 12 months prior and which constituted good reason).

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•A pro-rated portion of her annual bonus for the year of termination, based on actual company performance and paid at the same time bonuses for such year are paid to other executives at the company.
•If she elects to continue health insurance coverage under COBRA, then Equinix will pay her monthly premium under COBRA for up to the 18-month period following cessation of her employment.
•Finally, her severance agreement states that she is entitled to any accrued benefits upon any separation under any circumstances.
In addition, for qualifying terminations following a change-in-control, Ms. Fox-Martin may be eligible for accelerated vesting of equity awards as described below under “Equity Vesting Acceleration.”
Finally, Ms. Fox-Martin’s severance agreement also contains non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.
In the case of Ms. Fox-Martin, “good reason” for purposes of her severance agreement means:
•a material diminution in her authority, duties, position or responsibilities;
•a reduction in her base salary or target bonus other than pursuant to a company-wide reduction of compensation where the reduction affects the other executive officers and her reduction is substantially equal, on a percentage basis, to the reduction of the other executive officers, provided that such reduction, or series of such reductions, does not exceed ten percent (10%) of her level of compensation in the aggregate as in effect prior to the first such reduction; or
•a relocation of her place of employment by more than 30 miles without her consent.
“Cause” for purposes of the severance agreement with Ms. Fox-Martin means: (i) a conviction of, or guilty/no contest plea to, (A) a felony or (B) a crime involving moral turpitude, the nature and circumstances of which would materially adversely affect her ability to carry out her duties and responsibilities to the company; (ii) unauthorized use or willful disclosure of the proprietary or other confidential information of the company or any of its affiliates or of any client or customer of the company or any of its affiliates; (iii) any act of fraud, embezzlement, theft or willful misappropriation of assets of the company or any of its affiliates or of any client or customer of the company or any of its affiliates; (iv) insubordination (meaning the repeated refusal to carry out lawful and reasonable directives of the Board, other than during a period of incapacity due to physical or mental illness); (v) material breach of any material agreement with the company or material violation of a material company policy or a material provision of the company’s code of conduct, in each case, that have been provided or made available to her in writing, including, without limitation, a material violation of the company’s anti-harassment or anti-discrimination policies; (vi) gross negligence or willful misconduct in the performance of her duties and responsibilities to the company or (vii) engaging in misconduct or offensive or inappropriate activity, in each case that causes actual or potential significant harm (including financial or reputational harm) to the company or any of its affiliates; provided, that “Cause” pursuant to the foregoing clauses (ii), (v), and (vii) will exist only if the company has (x) provided her with written notice of the applicable Cause event (which specifically identifies, in reasonable detail, the basis for alleging a Cause event) within 60 days of the company learning of such Cause event, and (y) provided her a period of 30 days thereafter to cure such Cause event (if such Cause event is curable).
The definition of “change-in-control” in the severance agreement with Ms. Fox-Martin is the same definition as in our 2020 Equity Incentive Plan.
The severance agreement has an initial three-year term and is subject to automatic renewal for successive three-year periods unless either party provides at least six-months’ advance notice of non-renewal. The severance agreement does not provide for any tax gross-ups.
Mr. Paladin Severance Arrangements
In connection with his offer of employment, Mr. Paladin was extended severance protection consistent with that in the Executive Severance Plan, as further described below under "2026 Severance Arrangements."
Mr. Taylor, Mr. Abdel and Mr. Lin Severance Agreements
The following discussion describes the severance provisions in effect as of Dec. 31, 2025, for Mr. Taylor, Mr. Abdel and Mr. Lin.
In the event of a termination by Equinix without cause or resignation for good reason, in either case, absent a change-in-control, the severance agreement for Mr. Taylor as in effect on Dec. 31, 2025, provides for the following benefits if he signs a general release of claims:
•A lump sum severance payment equal to 100% of his annual base salary and target bonus (at the annual

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rate in effect immediately prior to the actions that resulted in the qualifying termination).
•If he elects to continue health insurance coverage under COBRA, then Equinix will pay his monthly premium under COBRA for up to the 12-month period following cessation of his employment.
The severance agreements for Mr. Taylor, Mr. Abdel and Mr. Lin provide that, if (i) a change-in-control of Equinix occurs and (ii) the officer incurs either an involuntary termination without cause at any time within 12 months following the change-in-control or a resignation for good reason at any time between the date that is four months following the change-in-control and the date that is 12 months following the change-in-control, provided that any such resignation occurs within 18 months following the initial existence of the event constituting good reason, then the officer will receive the following benefits if the officer signs a general release of claims:
•A lump sum severance payment equal to 200% of the officer’s annual base salary and target bonus (at the annual rate in effect immediately prior to the actions that resulted in the qualifying termination).
•If the officer elects to continue health insurance coverage under COBRA, then Equinix will pay the officer’s monthly premium under COBRA for up to the 24-month period following cessation of the officer’s employment.
To receive severance benefits following a change-in-control, Mr. Taylor, Mr. Abdel and Mr. Lin may not resign for good reason for a four-month period. This “stay-put” clause was requested by the Talent, Culture and Compensation Committee to ensure that the named executive officers stay to assist with any transition after a change-in-control.
In addition, for qualifying terminations following a change-in-control, Mr. Taylor, Mr. Abdel and Mr. Lin may be eligible for accelerated vesting of equity awards as described below under “Equity Vesting Acceleration.”
The severance agreements with Mr. Taylor, Mr. Abdel and Mr. Lin also contain non-solicitation, non-competition (during employment with Equinix), cooperation and non-disparagement covenants.
These severance agreements have three-year terms and are subject to automatic renewal for additional three-year periods unless either party gives at least six months’ advance notice of non-renewal. None of the severance agreements provide for tax gross-ups.
The following definitions are used in the severance agreements with Mr. Taylor, Mr. Abdel and Mr. Lin:
•In the case of Mr. Taylor, “good reason” for purposes of his severance agreement means:
◦a material diminution in the officer’s authority, duties or responsibilities;
◦a material reduction in the officer’s level of compensation (including base salary and target bonus) other than pursuant to a company-wide reduction of compensation where the reduction applicable to the officer is substantially equal, on a percentage basis, to the reduction of the other executive officers; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•In the case of Mr. Abdel and Mr. Lin, “good reason” for purposes of their severance agreements means:
◦a material diminution in the officer’s authority, duties or responsibilities, provided, however, if by virtue of Equinix being acquired and made a division or business unit of a larger entity following a change-in-control, the officer retains substantially similar authority, duties or responsibilities for such division or business unit of the acquiring corporation, but not for the entire acquiring corporation, such reduction in authority, duties or responsibilities shall not constitute good reason;
◦a 10% or greater reduction in the officer’s average level of compensation over the prior three calendar years, determined based on average of annual total direct compensation (meaning total target cash compensation (annual base salary plus target annual cash incentives)) for the prior three calendar years; or
◦a relocation of the officer’s place of employment by more than 30 miles without the officer’s consent.
•“Cause” for purposes of the severance agreements with Mr. Taylor, Mr. Abdel and Mr. Lin means the officer’s unauthorized use or disclosure of trade secrets which causes material harm to Equinix, the officer’s conviction of, or a plea of “guilty” or “no contest” to a felony or the officer’s gross misconduct.
•The definition of “change-in-control” in the severance agreements with Mr. Taylor, Mr. Abdel and Mr. Lin is the same definition as in our 2020 Equity Incentive Plan, described below.

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The following table estimates the amount of compensation and benefits payable to each of our named executive officers under the severance agreements described above as if their employment terminated upon a qualifying termination on Dec. 31, 2025, the last business day of the last fiscal year.

	Involuntary Termination Absent Change-In-Control(1)				Involuntary Termination Following Change-In-Control(2)

Name	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(4) ($)	Total ($)	Base Salary Severance(3) ($)	Bonus Severance(3) ($)	COBRA Premiums(5) ($)	Total ($)

Adaire Fox-Martin	1,000,000	2,000,000	54,383	3,054,383	2,000,000	4,000,000	54,383	6,054,383
Keith Taylor	680,000	748,000	19,311	1,447,311	1,360,000	1,496,000	38,622	2,894,622
Raouf Abdel	—	—	—	—	1,150,000	1,150,000	16,942	2,316,942
Jon Lin	—	—	—	—	1,250,000	1,250,000	59,808	2,559,808
Shane Paladin	600,000	600,000	58,864	1,258,864	1,200,000	1,200,000	88,296	2,488,296
(1)Assumes a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause, in either case, absent a change-in-control of Equinix. Excludes any entitlements to accelerated vesting of equity awards for Ms. Fox-Martin or Mr. Paladin, as described above and below.
(2)Assumes a change-in-control of Equinix followed by a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause. Excludes accelerated vesting for a qualifying termination following a change-in-control under our equity award documents, as described below.
(3)The amounts in these columns are based on the officer’s 2025 base salary at the rate in effect at year-end.
(4)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 12-month period, or 18-month period in the case of Ms. Fox-Martin.
(5)The amounts in this column represent the cost of the executive’s monthly health care premium under COBRA for a 24-month period, or 18-month period in the case of Ms. Fox-Martin and Mr. Paladin.

Equity Vesting Acceleration
As described in detail above, in the event of a termination not related to a change-in-control of Equinix, Ms. Fox-Martin is entitled to certain vesting acceleration provisions related to her equity awards as set forth in her offer of employment and in her severance agreement.
Pursuant to the 2020 Equity Incentive Plan, upon a change-in-control of Equinix, if the surviving corporation refuses to assume outstanding equity awards or replace them with comparable awards, each equity award will become fully vested. All RSU awards granted to our named executive officers are also subject to double-trigger accelerated vesting in connection with a change-in-control of Equinix, pursuant to which, if equity awards are assumed, named executive officers’ awards have the following provisions:
•In the case of Ms. Fox-Martin, if she incurs either a resignation for good reason or an involuntary termination without cause at any time within three months prior to or 12 months following the change-in-control, provided that any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then her RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.
•In the case of the other named executive officers, if the named executive officer’s employment is terminated without cause within 12 months after a change-in-control or in the event of a voluntary resignation for good reason during the period beginning four months after a change-in-control and ending 12 months after a change-in-control, provided that any such voluntary resignation occurs within 18 months following the initial existence of the event constituting good reason, then RSU awards will vest as to 100% of the target number of outstanding unvested portion of the RSU awards, including any dividend equivalents.

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•In the event of a change-in-control before the end of the performance period of the RSU awards based on financial performance, each such award shall no longer be dependent on achievement of the financial performance goals, but shall instead convert to a service-based award with 50% of the target number of RSUs under the award vesting on Feb. 15 of the following year and 25% vesting on each Feb. 15 thereafter.
•Our performance-based RSUs dependent on TSR performance will be deemed to be earned at the change-in-control based on performance for a shortened period ending before the change-in-control, but subject to service-based vesting through the end of the original performance period.
•RSU awards granted to our employees, including our named executive officers, shall vest as to the next unvested tranche of the award in the event of the death of the individual as a benefit to their estate; provided, however, in the case of PSUs, that the RSUs have been earned based on actual performance results, as certified by the Board or a committee thereof. For Ms. Fox-Martin, this benefit is also extended to a separation due to disability, as defined in her severance agreement.
The following definitions apply to our named executive officers’ equity awards:
•a “change-in-control” includes:
◦a merger of Equinix after which our stockholders own less than 50% of the surviving corporation or its parent company;
◦a sale of all or substantially all of our assets;
◦a proxy contest that results in the replacement of more than half of our directors over a 24-month period; or
◦an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Equinix, such as a holding company owned by our stockholders.
The definitions of “cause” and “good reason” for purposes of the RSUs are generally the same as in the severance agreements described above.

The following table estimates the value of the potential vesting acceleration of equity awards for each named executive officer in connection with an involuntary termination (including a qualifying voluntary resignation for good reason or involuntary termination of employment for any reason other than cause), qualifying termination of employment following a change-in-control or a change-in-control in which the applicable equity awards are not assumed or substituted. We have assumed for this purpose that both the change-in-control and termination of employment occurred on Dec. 31, 2025, the last business day of the last fiscal year.

Name	Vesting Upon Involuntary Termination ($)	Vesting Upon Involuntary Termination Following a Change in Control(2)(3) ($)	Vesting if Equity Awards Not Assumed or Substituted Following a Change in Control(2)(3) ($)

Adaire Fox-Martin	29,718,695(1)	42,048,841	42,048,841
Keith Taylor	—	18,788,684	18,788,684
Raouf Abdel	—	12,038,143	12,038,143
Jon Lin	—	11,115,370	11,115,370
Shane Paladin	4,863,826(4)	8,916,861	8,916,861
(1)The value was calculated by multiplying the number of unvested awards in the next tranche of vesting after Dec. 31, 2025, by $766.16, which was the closing price of Equinix’s common stock on Dec. 31, 2025, the last trading day of the year. For the award subject to meeting revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2025, the calculation of the unvested portion vesting in the next tranche reflects the actual performance for such year at 98% of the target level. For the awards subject to meeting a relative TSR goal for the three-year periods ending Dec. 31, 2026 and Dec. 31, 2027, assumes the maximum amount would have been earned.
(2)“CIC” means a change-in-control of Equinix.
(3)The value was calculated by multiplying the number of unvested awards as of Dec. 31, 2025, by $766.16, which was the closing price of Equinix’s common stock on Dec. 31, 2025, the last trading day of the year. For awards subject to meeting revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2025, the calculation of the unvested portion reflects the actual performance for such year at 98% of the target level. For awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2025, assumes the actual performance for such award at 0% of the target award. For awards subject to meeting relative TSR goals for the three-year periods ending Dec. 31, 2026, and Dec. 31, 2027, assumes the maximum amount would have been earned based on a shortened performance period ending Dec. 31, 2025, if a change-in-control had occurred at such time.

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(4)Represents 12-months of continued vesting of equity awards following an involuntary termination without cause or resignation for good reason per the terms of the Executive Severance Plan. The value was calculated by multiplying the number of unvested awards outstanding as of the assumed termination date of Dec. 31, 2025 that would become vested during the following 12-months by $766.16, the closing price of Equinix’s common stock on Dec. 31, 2025, the last trading day of the year. For the award subject to meeting revenue and AFFO/Share performance criteria for the year ended Dec. 31, 2025, the calculation of the unvested portion vesting in the next tranche reflects the actual performance for such year at 98% of the target level. For the awards subject to meeting a relative TSR goal for the three-year period ending Dec. 31, 2027, assumes the maximum amount would have been earned.
2026 Severance Arrangements
As referenced above, as of Feb. 6, 2026, the severance arrangements of the company’s named executive officers will be governed by the Executive Severance Plan in lieu of their existing severance agreements (other than Ms. Fox-Martin whose severance agreement is described below and Mr. Taylor who is in a Special Advisor role and no longer eligible for severance as of March 16, 2026). Pursuant to his offer of employment, Mr. Paladin’s severance arrangements are also governed by the Executive Severance Plan.
Pursuant to the Executive Severance Plan, if a named executive officer’s employment is terminated by the company without cause, or if a named executive officer resigns for good reason, in each case other than in connection with a change in control (as described below), the named executive officer is entitled to receive severance benefits consisting of:
•an amount equal to the sum of the named executive officer’s annual base salary and target annual bonus, payable over a 12 month period;
•any earned but unpaid annual bonus with respect to the fiscal year ending prior to the year of the named executive officer’s termination;
•continued vesting of the named executive officer’s outstanding equity awards during the 12 months following the termination date;
•either continued group health plan coverage or payment of applicable COBRA premiums for the named executive officer and the named executive officer’s eligible dependents for a period of up to 12 months; and
•outplacement services with a value of up to $10,000.
If a named executive officer’s employment is terminated by the company without cause or the named executive officer resigns for good reason within three months prior to a or 12 months following a change in control, then in lieu of the severance benefits described above, the named executive officer is entitled to receive severance benefits consisting of:
•a lump sum payment equal to two times the sum of the named executive officer’s annual base salary and target annual bonus;
•any earned but unpaid annual bonus with respect to the fiscal year ending prior to the year of the named executive officer’s termination;
•accelerated vesting of 100% of the named executive officer’s outstanding equity awards as of the termination date, subject to certain exceptions for equity awards whose vesting is based on the achievement of certain performance conditions;
•either continued group health plan coverage or payment of applicable COBRA premiums for the named executive officer and the named executive officer’s eligible dependents for a period of up to 18 months; and
•outplacement services with a value of up to $10,000.
For purposes of the Executive Severance Plan, “cause” and "good reason" are defined in the Executive Severance Plan and “change in control” has the meaning set forth in the Company’s 2020 Equity Incentive Plan.
Payment of any severance benefits under the Executive Severance Plan is conditioned upon the named executive officer’s execution of a general release of claims.
The company’s Chief Executive Officer, Ms. Fox‑Martin, will not participate in the Executive Severance Plan. Instead, the company and Ms. Fox‑Martin have entered into an Amended and Restated Severance Agreement dated Feb. 6, 2026, to better align certain of Ms. Fox‑Martin’s severance benefits with those under the Executive Severance Plan. Changes to Ms. Fox-Martin’s severance benefits reflected in the Amended and Restated Severance Agreement include (i) the elimination of the three-year term; (ii) the addition of continued vesting of her outstanding equity awards during the 12 months following a termination absent a change in control (replacing the previous benefit of certain pro rata vesting of equity awards); and (iii) the addition of outplacement services having a value of up to $10,000.

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Compensation policies and practices risk assessment
We conducted a risk assessment of our compensation programs and presented the results to our Talent, Culture and Compensation Committee. The Talent, Culture and Compensation Committee considered the findings of the assessment and agreed with management’s conclusion that our compensation programs do not create excessive or inappropriate risks for Equinix. Our assessment involved a review of our material compensation arrangements, policies and practices for the purpose of identifying inherent risks and program features that mitigate or eliminate those risks. Factors that support this conclusion include the following:
•Overall mix of short- and long-term incentives, as well as a mix of fixed and variable compensation.
•Base pay is fixed, and we consider the overall range of the market data, as well as the alignment of the position in the overall market to the actual role and responsibilities, when setting base pay for all employees. Our competitive base pay supports our goal of attracting and retaining employees while still representing an efficient use of our resources. We conduct an annual market analysis and alignment of base pay levels to help meet this objective. Individual performance is also considered in setting base pay.
•Short-term incentive compensation is earned under our annual incentive plan, which in 2026 will be funded based upon our performance against equally weighted revenue and AFFO/Share targets. Equinix has also included the Strategic Modifier in the 2026 plan for leaders at the VP level and above, including executive officers. Such Strategic Modifier is based on goals relating to (1) interconnection revenue growth (weighted at 50%) and (2) environmental and social metrics across the areas of energy efficiency, renewable energy, green finance and increased internal hiring reflecting Equinix’s investment in career development (weighted at 50%, or 12.5% per measured metric). Equinix believes the Strategic Modifier supports and aligns executive compensation with key Equinix priorities. For 2026, short-term incentive compensation paid to our executives will be earned in the form of fully vested RSUs. We mitigate the risk of manipulation of financial results through a combination of our internal controls and plan design, including a cap on bonus payouts and the fact that actual payouts can be modified for individual performance. In addition, for our executives, short-term incentive compensation represents a modest portion of total compensation.
•Long-term incentive compensation consists of RSUs. For non-executives, RSUs are granted with service-based vesting. For executives, RSUs are granted with both performance- and service-based vesting elements. These awards comprise the greatest portion of total compensation for our executives. Individual performance is considered in sizing the awards, and award sizes are capped. For 2026, the performance elements for 47% of an executive’s annual RSU grant at target consist of revenue and AFFO/Share achievement targets. Our use of both revenue and profit metrics helps ensure that executives are motivated to meet revenue targets while keeping costs contained. The risk of manipulation of financial results is also mitigated by our internal controls. If the targets are met, the awards continue to vest over two years, offsetting the risk of short-term decision-making. The performance element for 20% of the RSUs at target consists of TSR achievement over a three-year period. If the three-year target is met, the awards vest fully, offsetting the risk of short-term decision-making and aligning the interests of executives with stockholders. The remaining 33% of the RSUs at target vest based on service only to align Equinix’s executive compensation program more closely to market practice.
•We have stock ownership guidelines for our Chief Executive Officer and her executive staff which were last increased in 2024. The target ownership level for our Chief Executive Officer is now six times annual salary; for all others the target ownership level is three times their respective annual salary.
•In 2016, the Talent, Culture and Compensation Committee adopted a policy on recoupment of incentive compensation which applies to our executive officers (as defined by Section 16 of the Exchange Act). Further, effective as of Dec. 1, 2023, the Talent, Culture and Compensation Committee adopted a new Compensation Recoupment Policy replacing the previous policy to comply with Rule 10D-1 of the Exchange Act, titled “Listing Standards for Recovery of Erroneously Awarded Compensation” and Nasdaq’s listing standard in response thereto.
•We have a policy prohibiting all employees, including the named executive officers and members of the Board, from engaging in transactions involving options on Equinix’s securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, or in hedging transactions, such as collars and forward sale contracts.

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•Our executives and members of the Board are prohibited from holding Equinix securities in a margin account or pledging Equinix securities as collateral for a loan, absent an exception granted by the Talent, Culture and Compensation Committee on a case-by-case basis.
•The Talent, Culture and Compensation Committee, comprised solely of independent members of the Board, approves all compensation for executives in its discretion. The Talent, Culture and Compensation Committee is advised by an independent consultant.

Talent, culture and compensation committee interlocks and insider participation
During the 2025 fiscal year, Ms. Caldwell, Dr. Li and Ms. Rivera served as members of our Talent, Culture and Compensation Committee. None of the members was an officer or employee of Equinix nor did any executive officer of Equinix serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Talent, Culture and Compensation Committee of Equinix.

Equity compensation plan information
The following table provides information as of Dec. 31, 2025, with respect to shares of our common stock issuable under our existing equity compensation plan:

	A Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	B Weighted average exercise price of outstanding options, warrants and rights ($)	C Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in Column A (#)

Equity compensation plans approved by security holders	1,411,100(1)	0.0000(2)	6,546,011(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,411,100	—	6,546,011
(1)Unissued shares subject to outstanding RSUs.
(2)The weighted-average exercise price takes into account 1,411,100 shares under our approved plan issuable upon vesting of outstanding RSUs which have no exercise price.
(3)Includes 2,058,350 shares available for future issuance under the 2004 Employee Stock Purchase Plan.

EQUINIX 2026 PROXY STATEMENT	Compensation / 75

Chief Executive Officer to median employee pay ratio
The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is approximately 178:1. This ratio was calculated in accordance with Item 402(u) of Regulation S‑K. We believe this ratio represents a reasonable estimate based on the methodologies, assumptions, and adjustments described below.
As permitted under Item 402(u) of Regulation S‑K, we identified our median employee in 2024 and used the same median employee for purposes of calculating this pay ratio in 2025. We determined that there were no changes in our employee population or compensation arrangements that we reasonably believe would result in a significant change to the pay ratio disclosure.
The median employee was originally identified by examining calendar‑year total cash compensation for the period from Jan. 1, 2024, through Dec. 31, 2024, using Dec. 14, 2024, as the median employee determination date (the “Median Employee Determination Date”). Total cash compensation consisted of salary or wages, overtime, and any cash incentive compensation paid during 2024.
The employee population considered in identifying the median employee included all individuals (other than our Chief Executive Officer) who were employed by us or our consolidated subsidiaries on the Median Employee Determination Date, whether on a full‑time, part‑time, seasonal, or temporary basis, subject to the application of the de minimis exemption described below.
For employees whose compensation was paid in currencies other than U.S. dollars, compensation amounts were converted to U.S. dollars using foreign exchange rates in effect on Dec. 31, 2024.
For employees on a leave of absence, compensation was annualized. For employees hired between Jan. 1, 2024, and the Median Employee Determination Date, salary or wages were annualized as though the employee had been employed for the entire measurement period.
As of the Median Employee Determination Date, we had approximately 13,777 employees worldwide, including employees hired through business combinations or acquisitions. Pursuant to the de minimis exemption under Item 402(u) of Regulation S‑K, we excluded certain non‑U.S. employees, representing less than 5% of our total employee population.
After identifying the median employee, we calculated the median employee’s annual total compensation using the same methodology applied to our named executive officers, as reflected in the “Total” column of the 2025 Summary Compensation Table included elsewhere in this proxy statement.
As disclosed in the 2025 Summary Compensation Table, Ms. Fox‑Martin’s annual total compensation for fiscal year 2025 was $22,654,885. The annual total compensation of the median employee for fiscal year 2025 was $126,952. Based on these amounts, the resulting ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee for fiscal year 2025 is approximately 178:1.

EQUINIX 2026 PROXY STATEMENT	Compensation / 76

Pay versus performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of Equinix.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Totals for CEO(1) ($)		Compensation Actually Paid to CEO(2) ($)		Average Summary Comp. Table Total for Non-CEO Named Executive Officers(3) ($)	Average Comp. Actually Paid to Non-CEO Named Executive Officers(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(7) ($)	AFFO/Share (non-GAAP)(8) ($)	Supplemental Financial Performance Measure: Revenue (millions)(9) ($)

	Prior CEO	CEO	Prior CEO	CEO			Total Stock-holder Return(5) ($)	Peer Group Total Stock-holder Return(6) ($)

2025	—	22,654,885	—	11,908,291	8,001,389	4,439,818	118.10	123.88	1,348	38.33	9,217
2024	23,348,779	36,601,248	12,859,730	46,018,047	8,255,046	8,357,428	142.07	121.85	814	35.02	8,748
2023	23,927,452	—	33,348,387	—	8,625,580	7,543,407	118.93	116.79	969	32.11	8,188
2022	22,282,928	—	12,613,714	—	8,315,931	5,927,330	94.85	104.76	705	29.55	7,263
2021	23,248,193	—	33,570,911	—	6,991,224	10,013,447	120.27	139.88	500	27.11	6,636
(1)The dollar amounts reported in these columns are the amounts of total compensation reported for Ms. Fox-Martin, who joined the company in June 2024 as our CEO and President, and Mr. Meyers who served as our CEO and President for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”) through June 2024, before transitioning to Executive Chairman. For additional information, please refer to the section of this proxy statement titled “Executive compensation tables and related information — Summary Compensation Table.”
(2)The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Ms. Fox-Martin and Mr. Meyers, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Fox-Martin’s total compensation as reported in the SCT for 2025 to determine the compensation actually paid to Ms. Fox-Martin:

Year	SCT Total for CEO ($)	(Minus) Value of Equity Awards Reported in SCT(a) ($)	Plus Equity Award Adjustments(b) ($)	Compensation Actually Paid to CEO(c) ($)

Adaire Fox-Martin
2025	22,654,885	(21,416,951)	10,670,357	11,908,291
(a)The amounts shown in this column reflect the total grant date fair value of equity awards granted to Ms. Fox-Martin for 2025 in the “Stock Awards” column of the SCT.
(b)The equity award adjustments for 2025 include the addition (or subtraction, as applicable) of the following: (i) for any awards granted that are outstanding and unvested as of the end of the year, the year-end fair value of those awards; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the applicable year, the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of those awards; (iii) for any awards that were granted and became vested in the same applicable year, the fair value of those awards as of the vesting date; (iv) for any awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value of those awards as of the vesting date (from the end of the prior fiscal year); (v) for any awards granted in prior years that failed to meet the applicable vesting conditions during the applicable year by being below target shares granted, a deduction for the amount equal to the fair value of those awards as of the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The amounts deducted or added in calculating the equity award adjustments are as follows:

EQUINIX 2026 PROXY STATEMENT	Compensation / 77

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

Adaire Fox-Martin
2025	17,878,856	(6,649,750)	—	(1,778,850)	—	1,220,101	10,670,357
(c)The amount shown is calculated as (i) the amount shown in the “SCT Total for CEO” column, less (ii) the amount shown in the “Value of Equity Awards Reported in SCT” column, plus or minus (iii) the amount shown in the “Equity Awards Adjustments” column.
(3)The dollar amounts reported in this column represent the average of the amounts of total compensation reported for our named executive officers as a group (excluding Ms. Fox-Martin and Mr. Meyers) (the “Non-CEO Named Executive Officers”) for each corresponding year in the “Total” column of the SCT in each applicable year. The names of each of the Non-CEO Named Executive Officers included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Mr. Taylor, Mr. Abdel, Mr. Lin and Mr. Paladin, (ii) for 2024, Mr. Taylor, Mr. Abdel, Mr. Campbell, Mr. Lin, Ms. Morandi and Ms. Williamson, (iii) for 2023, Mr. Taylor, Mr. Campbell, Mr. Crenshaw, Ms. Morandi and Mr. Strohmeyer, (iv) for 2022, Mr. Taylor, Mr. Crenshaw, Ms. Morandi, and Mr. Strohmeyer, and (v) for 2021, Mr. Taylor, Ms. Baack, Mr. Campbell, Ms. Morandi and Mr. Strohmeyer.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-CEO Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the Non-CEO Named Executive Officers as a group based on the SCT to determine the compensation actually paid, using the same methodology described above in footnote 2 but as applied to the Non-CEO Named Executive Officers as a group:

Year	Average SCT Total for Non-CEO Named Executive Officers ($)	(Minus) Average Value of Equity Awards Reported in SCT ($)	Plus Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)

2025	8,001,389	(7,338,075)	3,776,504	4,439,818
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Year-over- Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Applicable Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Applicable Year ($)	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Applicable Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Applicable Year ($)	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2025	6,231,862	(1,536,076)	162,139	(281,412)	(1,219,077)	419,068	3,776,504
(5)Total Stockholder Return is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Peer Group Total Stockholder Return represents the weighted peer group total stockholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: FTSE NAREIT All REITs Index.

EQUINIX 2026 PROXY STATEMENT	Compensation / 78

(7)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)For a full reconciliation of GAAP to non-GAAP financial measures, please refer to Appendix A.
(9)The dollar amounts reported represent the amount of revenue reflected in our audited financial statements for the applicable year.
FINANCIAL PERFORMANCE MEASURES TABULAR LIST
The three items listed below represent the most important metrics we used to determine compensation actually paid for 2025 as further described in “Compensation discussion and analysis” herein:
•AFFO/Share
•Revenue
•Total Stockholder Return

EQUINIX 2026 PROXY STATEMENT	Compensation / 79

DESCRIPTION OF RELATIONSHIPS BETWEEN MEASURES IN PAY VERSUS PERFORMANCE TABLE
The “compensation actually paid,” as required by Item 402(v) of Regulation S-K, reflects adjustments to the fair value of unvested and vested equity awards during the years shown in the Pay Versus Performance Table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts earned by or paid to our Chief Executive Officer or other named executive officers during the applicable year. Compensation actually paid generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals. For a discussion of how our Talent, Culture and Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2021, 2022, 2023 and 2024.
Below are graphs showing the relationship of our TSR compared to the TSR of our peer group, the FTSE NAREIT All REITs Index, as well as the relationship of the “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2021, 2022, 2023, 2024 and 2025 to (1) the TSR of our common stock, (2) our net income, (3) our AFFO/Share and (4) our revenue.

TSR: EQUINIX VERSUS FTSE NAREIT ALL REITS INDEX
The chart below compares our five-year cumulative TSR to the TSR for companies included in our peer group index.

EQUINIX 2026 PROXY STATEMENT	Compensation / 80

COMPENSATION ACTUALLY PAID VERSUS TSR
The chart below shows the Chief Executive Officer and other named executive officers’ compensation actually paid amounts as compared to our five-year cumulative TSR.
COMPENSATION ACTUALLY PAID VERSUS NET INCOME
The chart below shows the relationship between the Chief Executive Officer and other named executive officers’ compensation actually paid and our net income.

EQUINIX 2026 PROXY STATEMENT	Compensation / 81

COMPENSATION ACTUALLY PAID VERSUS COMPANY-SELECTED MEASURE (“CSM”)
The chart below compares the Chief Executive Officer and other named executive officers’ compensation actually paid to AFFO/Share (non-GAAP), which is our CSM.
SUPPLEMENTAL: COMPENSATION ACTUALLY PAID VERSUS REVENUE
The chart below compares the Chief Executive Officer and other named executive officers’ compensation actually paid to our supplemental financial measure, revenue.

EQUINIX 2026 PROXY STATEMENT	Audit / 82

Audit

Proposal 3 — Ratification of independent registered public accountants
Equinix is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2026. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.
If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.
Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Equinix and its stockholders.
PricewaterhouseCoopers has audited Equinix’s financial statements since 2000. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for Equinix by PricewaterhouseCoopers for the years ended Dec. 31, 2025 and 2024 were:

	Dec. 31, 2025	Dec. 31, 2024
	($)	($)

Audit	11,470,000	11,703,000
Audit related	175,000	741,000
Tax	0	22,000
All other	5,000	9,000
Total	11,650,000	12,475,000
Audit fees for the years ended Dec. 31, 2025 and 2024, were for professional services rendered for the audits and reviews of the consolidated financial statements of Equinix and the financial statements of certain of its subsidiaries, including forensic services, the impact of Equinix’s system implementations, and accounting services related to public financings during both years.
The Audit-related fees for the years ended Dec. 31, 2025 and 2024, were for assessment services in connection with the implementation of Equinix’s new Oracle Cloud Enterprise Resource Planning and Enterprise Performance Management systems in 2024, a greenhouse gas pre-readiness assessment in 2024, attest procedures in connection with the ABS
“Guidelines on Controls Objectives & Procedures for Outsource Service Providers” for certain data centers in Singapore in both years, attest procedures related to a Germany Energy Subsidies Opinion in 2024, attest procedures related to the allocation of proceeds related to green bond offerings in 2025, and other attest procedures in 2025.
The Tax fees for the year ended Dec. 31, 2024, were for general tax consulting and compliance.
All other fees for the years ended Dec. 31, 2025 and 2024, were for licensed software tools used for financial reporting in both years.

The Board unanimously recommends a vote “FOR” proposal 3.

EQUINIX 2026 PROXY STATEMENT	Audit / 83
Report of the Audit Committee of the Board of Directors
While Equinix’s management has primary responsibility for preparing Equinix’s financial statements and maintaining Equinix’s financial reporting process, the Audit Committee serves as the representative of the Board for general oversight of Equinix’s financial accounting and reporting process, system of internal control, audit process, process for monitoring compliance with laws and regulations, and Equinix’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Audit Committee also provides counsel to management and the independent registered public accounting firm, PricewaterhouseCoopers, on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee annually appoints an independent registered public accounting firm to express an opinion on the financial statements and on Equinix’s internal control over financial reporting based on an integrated audit.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval describes the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All services related to audit fees, audit-related fees, tax fees and all other fees provided by PricewaterhouseCoopers during fiscal years 2025 and 2024 were pre-approved by the Audit Committee in accordance with the pre-approval policy.
Additionally, on a quarterly basis, the Audit Committee reviews with management and the independent registered public accounting firm Equinix’s audited financial statements or unaudited interim financial statements and the related earnings announcement before their public release, and receives updates on, among other things, accounting policy and estimate changes, implementation of new accounting standards, significant or unusual accounting transactions and significant estimates.
The Audit Committee also oversees the responsibilities, budget, staffing and effectiveness of Equinix’s internal audit function, called Business Assurance Services (“BAS”), and the head of BAS reports directly to the Audit Committee.
While the Nominating and Governance Committee has primary responsibility for risk oversight at the Board level, the Audit Committee also plays a role in overseeing Equinix’s exposure to risk as described in “Board Risk Oversight” elsewhere in this proxy statement.
The Audit Committee has the opportunity to meet in a private session every meeting with each of (i) the independent registered public accounting firm, (ii) Equinix’s head of BAS and (iii) management.
Mr. Paisley was the Audit Committee’s chairperson until Mar. 2026 at which time Ms. Kujawa assumed the chairmanship. Ms. Russo left the Audit Committee in Mar. 2026 to become chairperson of the Technology and Strategy Committee. Ms. Kujawa, Mr. Paisley and Mr. Olinger are all considered financial experts. The Audit Committee held nine meetings during the last fiscal year.
In this context, the Audit Committee hereby reports as follows:
(a)The Audit Committee has reviewed and discussed the audited financial statements with Equinix’s management and the independent registered public accounting firm.
(b)The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.
(c)The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board. The letter concerns the independent auditors’ communications with the Audit Committee about the registered accounting firm’s independence, which the committee has discussed with the firm.

EQUINIX 2026 PROXY STATEMENT	Audit / 84
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee approved the audited financial statements and recommended that the audited financial statements be included in Equinix’s Annual Report on Form 10-K, for the fiscal year ended Dec. 31, 2025, for filing with the SEC. The Audit Committee and the Board have also approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm.
Each of the members of the Audit Committee is independent as such term is defined under the rules of the SEC and the listing standards of the Nasdaq stock market.
The Audit Committee:
Rebecca Kujawa, Chairperson
Thomas Olinger
Christopher Paisley

EQUINIX 2026 PROXY STATEMENT	Stockholder Proposal / 85

Stockholder Proposal

Proposal 4 — Reasonable shareholder ability to call for a special shareholder meeting
We have been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, who has indicated that he has beneficially owned the requisite amount of Equinix common stock, intends to present the proposal below (the “Proposal”) at the Annual Meeting.

The Board of Directors opposes the following Proposal for the reasons stated after the proposal.
Proposal 4 - Reasonable Shareholder Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.
There shall be no unnecessary poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no unnecessary requirement that most such shareholders be record holders. This proposal includes that EQIX incorporates this right in its bylaws and that such bylaws be published on the EQIX website for easy access.
It is reasonable that 10% of shares have this right because there may be no shareholders of any company anywhere who have ever used this right at the challenging 25% stock ownership mark.
There has never been a company response to a proposal such as this that gave one example of a special shareholder meeting actually being held at a company that required 25% of shares outstanding to initiate. Thus the challenging 25% requirement seems too high and seems to make this right useless.
A reasonable shareholder right to call for a special shareholder meeting could incentivize EQIX directors to be more vigilant and more alert to face future headwinds like those that emerged in 2025:
EQIX downgraded its full-year 2025 revenue guidance to a range of $9.21 billion to $9.33 billion (from an earlier $9.23 billion to $9.33 billion). Following the downgrade, EQIX shares fell, indicating negative market reaction to EQIX short-term outlook and commercial dynamics.
EQIX experienced delays in finalizing a significant, complex transaction to lease an entire data center campus to a single client, potentially pushing its completion into 2026. Unfavorable foreign currency exchange rates also negatively impacted EQIX revenue projections.
EQIX faced challenges related to power availability and energy management. One report highlighted how increased demand from data centers is contributing to delays in the closures of fossil fuel plants and straining power grids.
EQIX reached a $41 million lawsuit settlement that followed a Hindenburg Research report alleging EQIX accounting manipulation.
Please vote yes:
Proposal 4 - Reasonable Shareholder Ability to Call for a Special Shareholder Meeting

The Board unanimously recommends a vote “AGAINST” proposal 4.

EQUINIX 2026 PROXY STATEMENT	Stockholder Proposal / 86

Equinix’s Statement in Opposition to Proposal 4

The Board unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board has considered the stockholder proposal and, for the reasons described below, believes that this proposal is not in the best interests of Equinix and its stockholders.

Our Board continues to believe that the 15% ownership threshold for the right to request to call a special meeting is appropriate.

Overview & Background
Under our amended bylaws, a stockholder (or group of stockholders) must own 15% of our common stock to request that the Board establish a record date to call a special meeting.
Equinix has provided stockholders with the ability to call a special meeting since 2012 when we initially established a 25% threshold. After considering the proponent’s similar proposal in 2022, Equinix proactively lowered the existing ownership threshold required to call a special meeting from 25% to 15%, and proponent’s proposal failed to receive majority support.
Governance at Equinix
Equinix is committed to good governance practices and continues to engage with stockholders to address their concerns and views. Our corporate governance is guided by best practices, including a majority voting standard in director elections, proxy access, and providing stockholders with the right to take action between annual meetings by calling a special meeting or by acting by written consent. We regularly meet with our stockholders, and in 2025 reached out to our 25 largest stockholders to discuss our corporate governance model, our compensation programs and practices and certain sustainability topics, and to solicit feedback. This engagement is conducted on an annual basis.
Rebuttal
The Board believes that our current ownership threshold of at least 15% in order for stockholders to request a special meeting strikes an appropriate balance between enhancing the rights of stockholders and seeking to avoid the situations that could arise if the threshold were set too low. The Board believes that calling a special meeting of stockholders is not a matter to be taken lightly. Organizing and preparing for a special meeting involves significant management commitment of time and focus, and imposes substantial legal, administrative and distribution costs. The Board believes that a special meeting should only be held to cover special or extraordinary events when fiduciary, strategic, significant transactional or similar considerations dictate that the matter be addressed on an expeditious basis, rather than waiting until the next annual meeting. The Board also believes that special meetings should be called when requested by a meaningful group of stockholders, and therefore certain procedural and other safeguards are necessary in the interests of all stockholders. Lowering the ownership threshold from 15% to 10% would enable just one of our current stockholders to take such action. The Board believes the 15% ownership requirement is already responsive to stockholder interest in having a meaningful ability to call special meetings, and also protects stockholders from potential for abuse and significant costs for Equinix.

Equinix is committed to strong corporate governance and stockholder engagement, which ensure accountability and promote long-term stockholder value.

For the reasons set forth above, the Board unanimously recommends a vote “AGAINST” adoption of Proposal 4.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 87

Additional Information

Voting Information and Attending the Meeting
ATTENDING THE ANNUAL MEETING
This year’s Annual Meeting will be a completely virtual meeting of stockholders as it was in 2025. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/EQIX2026 on May 13, 2026, at 10:00 a.m. PDT. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. We intend to reevaluate whether an in-person annual meeting is appropriate again in 2027.
You are entitled to participate in the Annual Meeting only if you were a stockholder of the company as of the close of business on Mar. 20, 2026, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate meaningfully. You may submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EQIX2026 You will also be able to vote your shares online by attending the Annual Meeting.
Beneficial stockholders who did not receive a 16-digit control number from their bank or brokerage firm, who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.
The Annual Meeting will begin promptly at 10:00 a.m. PDT and online registration will open at 9:45 a.m. PDT. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in process.
VOTING COMMON STOCK
On each matter to be voted upon, you have one vote for each share of common stock you own as of Mar. 20, 2026.
QUALIFYING TO VOTE
Only stockholders of record at the close of business on Mar. 20, 2026, will be entitled to vote at the Annual Meeting. On this record date, there were 98,623,487 shares of common stock outstanding and entitled to vote.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If, on Mar. 20, 2026, your shares were registered directly in your name with Equinix’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online during the virtual Annual Meeting or vote by proxy.
Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

If, on Mar. 20, 2026, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization.
The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting by following the instructions above regarding attendance at the Annual Meeting.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 88
WAYS TO VOTE
On the matters to be voted on, including the nominees to the Board, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy on the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online if you have already voted by proxy.
(1)To vote during the virtual Annual Meeting, register and log into the meeting per the instructions above. You will have the opportunity to vote during the virtual meeting.
(2)To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
(3)To vote over the telephone, dial toll-free (from the U.S., Canada and U.S. Territories) +1.800.690.6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.
(4)To vote on the internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.

BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions from that organization, rather than from Equinix. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote online during the Annual
Meeting, you must follow the instructions above regarding beneficial owner attendance at the Annual Meeting. If you chose to obtain a valid proxy card from your broker, bank or other agent, follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

We provide internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

HOW VOTES ARE COUNTED
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes (when shares are held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients).
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker with respect to a “nondiscretionary” matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for Proposal 3 (the ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2026), but not for the other proposals, including the election of directors.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 89
Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the other proposals, abstentions have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted toward the vote total for the election of directors or for Proposals 2, 3, or 4. Abstentions and broker non-votes will be counted in determining whether there is a quorum.

VOTES NEEDED TO APPROVE EACH MATTER
(1)To be elected, directors must receive a majority of the votes cast (that is, the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee). If any nominee for director receives a greater number of votes “Against” their election than votes “For” such election, our bylaws require that such person must immediately tender their resignation to the Board following certification of the vote.
(2)To be approved on an advisory non-binding basis, Proposal 2, the compensation of our named executive officers, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.
(3)To be approved, Proposal 3, the ratification of PricewaterhouseCoopers as Equinix’s independent registered public accounting firm for the fiscal year ending Dec. 31, 2026, must receive a “For” vote from the majority of shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.
(4)To be approved, Proposal 4, the stockholder proposal related to lowering the stock ownership threshold required to call a special meeting, must receive a “For” vote from the majority of the shares present and entitled to vote on the proposal either virtually during the online Annual Meeting or by proxy.

RECEIPT OF MORE THAN ONE PROXY CARD
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

RETURNING A BLANK PROXY
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the compensation of our named executive officers, “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending Dec. 31, 2026, and “Against” the stockholder proposal related to lowering the stock ownership threshold required to call a special meeting.
If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

REVOKING A PROXY
You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
(1)You may submit another properly completed proxy card with a later date.
(2)You may send a written notice that you are revoking your proxy to Equinix’s corporate secretary at One Lagoon Drive, Redwood City, CA 94065.
(3)You may attend the virtual Annual Meeting and vote online during the meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 90
PROXY SOLICITATION
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $30,000 in total. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, D.F. King & Co., Inc. at +1.866.207.2356.

QUORUM REQUIREMENT
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 98,623,487 shares outstanding and entitled to vote. Thus, 49,311,744 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy card or vote at the virtual Annual Meeting.
Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

ANNUAL MEETING VOTING RESULTS
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS
This year, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. We mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders. The Notice contains instructions about how to access the proxy materials over the internet or request a printed copy of the materials, and for voting over the internet or phone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce our environmental impact, and to reduce the costs associated with the printing and mailing of materials.
This proxy statement and Equinix’s annual report on Form 10-K are available online at:
https://investor.equinix.com/news-events/annual-meeting-of-stockholders
This website address is included for reference only. The information contained on the Equinix website is not incorporated by reference into this proxy statement.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 91
Delivery of documents to stockholders sharing an address
A number of brokers with account holders who are stockholders of Equinix will be “householding” Equinix’s proxy materials. A single set of proxy materials or Notice will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Equinix, Inc., One Lagoon Drive, Redwood City, CA 94065, Attn: Stock Services, or contact Equinix Stock Services by telephone at +1.650.598.6000 and a separate proxy statement and annual report will be delivered to you promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder proposals for 2027 annual meeting
Stockholders who intend to have a proposal considered for inclusion in Equinix’s proxy materials for presentation at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to Equinix no later than Dec. 3, 2026. Pursuant to our bylaws, stockholders who intend to present a proposal at the 2027 Annual Meeting without inclusion of such proposal in the proxy materials are required to notify Equinix of such proposal not earlier than Jan. 13, 2027, and not later than 5 p.m. Pacific Standard Time on Feb. 12, 2027, so long as the 2027 Annual Meeting is not advanced by more than 30 days or delayed by more than 70 days from May 13, 2027 (the anniversary date of the prior year’s annual meeting). If Equinix does not receive notification of the proposal within that time frame, it will be considered untimely, and we will not be required to present it at the 2027 Annual Meeting.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than Equinix’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than Mar. 14, 2027.
Our bylaws provide that, under certain circumstances, stockholders may include director candidates that they have nominated in Equinix’s proxy materials. Nominations must include the information required under our bylaws and be submitted not earlier than Nov. 3, 2026, and not later than Dec. 3, 2026, so long as the 2027 Annual Meeting is not advanced by more than 30 days or delayed by more than 30 days from May 13, 2027 (the anniversary date of the prior year’s annual meeting).
All stockholder proposals and notice of stockholder proposals should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: corporate secretary. Equinix reserves the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not satisfy the conditions and rules established by the SEC or our bylaws.

EQUINIX 2026 PROXY STATEMENT	Additional Information / 92
Other matters
The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.
Equinix will mail without charge, upon written request, a copy of Equinix’s annual report on Form 10-K for the fiscal year ended Dec. 31, 2025. Requests should be sent to Equinix, Inc., at One Lagoon Drive, Redwood City, CA 94065, Attn: Investor Relations.
BY ORDER OF THE BOARD OF DIRECTORS,
Charles Meyers
Executive Chairman

Whether or not you plan to attend the virtual Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope (if applicable) or follow the instructions above to submit your proxy by telephone or on the internet. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so by voting online at the meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must follow the instructions above about attending the meeting as a beneficial owner.
Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

EQUINIX 2026 PROXY STATEMENT	Appendix / A-1
APPENDIX A
Non-GAAP Financial Measures
We have disclosed in this Proxy Statement a financial measure not in accordance with generally accepted accounting principles (“GAAP”). This non-GAAP measure is not an alternative for a measure prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. This measure should be considered in addition to financial measures prepared in accordance with GAAP but not as a substitute for, or superior to, GAAP results. This non-GAAP measure is used by management to assess our financial performance and as a measurement of our performance for certain incentive compensation purposes.
The Talent, Culture and Compensation Committee used AFFO/Share as a pre-established performance goal under the annual incentive plan for fiscal 2023, 2024 and 2025 and under certain of the fiscal 2023, 2024 and 2025 PSU awards.
Reconciliations of Non-GAAP Financial Measures
AFFO is derived from Funds from Operations (FFO) calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts. Both FFO and AFFO are non-GAAP measures commonly used in the REIT industry. Although our measures may not be directly comparable to similar measures used by other companies, we believe that the presentation of these measures provides investors with an additional tool for comparing our performance with the performance of other companies in the REIT industry. Additionally, AFFO is a performance measure used in certain of our employee incentive programs and we believe it is a useful measure in assessing our dividend paying capacity as it isolates the cash impact of certain income and expense items and considers the impact of recurring capital expenditures.
We define FFO as net income attributable to common stockholders excluding:
•gain or loss from the disposition of real estate assets
•depreciation and amortization expense on real estate assets
•adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items
We define AFFO as FFO adjusted for:
•depreciation and amortization expense on non-real estate assets
•accretion expense
•stock-based compensation expense
•stock-based charitable contributions
•restructuring and other exit charges, as described above
•impairment charges
•transaction costs
•an adjustment to remove the impacts of straight-lining installation revenue
•an adjustment to remove the impacts of straight-lining rent expense
•an adjustment to remove the impacts of straight-lining contract costs
•amortization of deferred financing costs and debt discounts and premiums
•gain or loss from the disposition of non-real estate assets
•gain or loss on debt extinguishment
•an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances, uncertain tax positions and deferred taxes
•recurring capital expenditures, which represent expenditures to extend the useful life of data centers or other assets that are required to support current revenues
•net income or loss from discontinued operations, net of tax
•adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items

EQUINIX 2026 PROXY STATEMENT	Appendix / A-2
The following tables present reconciliations of our most comparable GAAP measures to our non-GAAP measures presented:

(unaudited)	Years Ended December 31,
($ in millions except per share data; share data in thousands)	2025	2024	2023
Net income	$1,348	$814	$969
Net loss attributable to non-controlling interests	2	1	—
Net income attributable to common stockholders	1,350	815	969
Adjustments:
Real estate depreciation	1,282	1,239	1,143
(Gain) loss on disposition of real estate property	—	(20)	1
Adjustments for FFO from unconsolidated joint ventures	36	27	17
FFO attributable to common stockholders	$2,668	$2,061	$2,130

Adjustments:
Installation revenue adjustment	20	(4)	4
Straight-line rent expense adjustment	5	(3)	12
Contract cost adjustment	(52)	(27)	(47)
Amortization of deferred financing costs and debt discounts and premiums	23	20	19
Stock-based compensation expense	498	462	407
Stock-based charitable contributions	3	3	3
Non-real estate depreciation expense	568	562	494
(Gain) loss on disposition of non-real estate assets	(1)	—	—
Amortization expense	200	208	208
Accretion expense adjustment	16	2	(1)
Recurring capital expenditures	(284)	(250)	(219)
(Gain) loss on debt extinguishment	(1)	16	—
Restructuring and other exit charges	33	31	—
Transaction costs	18	50	13
Impairment charges	68	233	2
Income tax expense adjustment	(24)	(2)	(12)
Adjustments for AFFO from unconsolidated joint ventures	3	(6)	6
AFFO attributable to common stockholders	$3,761	$3,356	$3,019

EQUINIX 2026 PROXY STATEMENT	Appendix / A-3

(unaudited)	Years Ended December 31,
($ in millions except per share data; share data in thousands)	2025	2024	2023
AFFO attributable to common stockholders	$3,761	$3,356	$3,019

AFFO per share
Basic	$38.42	$35.16	$32.24
Diluted	$38.33	$35.02	$32.11

Weighted average shares outstanding - basic	97,883	95,457	93,615
Weighted average shares outstanding - diluted (1)	98,123	95,827	94,009

(1) Reconciliation of weighted-average shares outstanding used in the calculation of diluted AFFO per share:

Weighted average shares outstanding - basic	97,883	95,457	93,615
Effect of dilutive securities:
Employee equity awards	240	370	394
Weighted average shares outstanding - diluted	98,123	95,827	94,009

EQUINIX, INC.
ONE LAGOON DRIVE
REDWOOD CITY, CA 94065

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EQIX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89716-P46451

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUINIX, INC.

The Board of Directors recommends you vote FOR all nominees, and FOR Proposals 2 and 3 and AGAINST Proposal 4.

Nominees:

		For	Against	Abstain
1a.	Nanci Caldwell	☐	☐	☐
1b.	Adaire Fox-Martin	☐	☐	☐
1c.	Gary Hromadko	☐	☐	☐
1d.	Rebecca Kujawa	☐	☐	☐
1e.	Dr. Yanbing Li	☐	☐	☐
1f.	Charles Meyers	☐	☐	☐
1g.	Thomas Olinger	☐	☐	☐
1h.	Christopher Paisley	☐	☐	☐
1i.	Sandra Rivera	☐	☐	☐
1j.	Fidelma Russo	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

V89717-P46451

EQUINIX, INC.
Annual Meeting of Stockholders
Wednesday May 13, 2026, at 10:00 a.m. PDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Adaire Fox-Martin and Keith Taylor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Equinix, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 13, 2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND AGAINST PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side